EXHIBIT 99.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of September 19, 2008, by and among South Texas Oil Company, a Nevada corporation with its principal offices located at 300 E. Sonterra Blvd., Suite 1220, San Antonio, Texas 78258 (the “Company”), Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership (“Marquis”), and the other investors listed on the Schedule of Buyers attached hereto (including Marquis, each individually, a “Buyer,” and collectively, the “Buyers”).

WHEREAS:

A. Pursuant to the terms of that certain Securities Purchase Agreement, dated as of April 1, 2008 (as amended by that certain June 2008 Amendment Agreement, dated as of June 18, 2008, among the Company, Marquis and The Longview Fund, L.P., a California limited partnership (“Longview” and, together with Marquis, the “Existing Senior Buyers”), and that certain June 2008 Amendment to Senior Notes and Purchase Agreement, dated as of June 30, 2008, among the Company and the Existing Senior Buyers, and as may otherwise be amended, supplemented, restated or modified and in effect from time to time, the “Existing Senior Purchase Agreement”), by and among the Company, the Subsidiaries (as defined below), and the Existing Senior Buyers, (i) the Company issued to the Existing Senior Buyers, among other things, senior secured notes in an aggregate original principal amount of $32,377,350.82 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Existing Senior Notes”), and (ii) the Warrants (as defined therein) were amended and restated.

B. The Company issued to Marquis certain subordinated demand notes in the original aggregate principal amount of $1,571,921.51 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated or modified and in effect from time to time, the “Marquis Demand Notes”).

C. In connection with the purchase of certain Existing Senior Notes by the Existing Senior Buyers, the Company satisfied its obligations in full with respect to, Marquis Demand Notes in an aggregate principal amount of $934,307, and as of the date hereof, Marquis Demand Notes in an aggregate principal amount of $637,614.51 (such aggregate principal amount, together with accrued but unpaid interest thereon through the Closing Date, the “Existing Marquis Demand Notes Amount”) remain outstanding (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated or modified and in effect from time to time, the “Existing Marquis Demand Notes”).

D. The Company and each of the Buyers are executing and delivering this Agreement and the securities described herein in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

E. The Buyers, severally, and not jointly, wish to purchase from the Company and the Company wishes to sell to the Buyers, for the aggregate purchase price of $6,750,000 (the “Aggregate Purchase Price”), upon the terms and conditions stated in this Agreement senior secured notes, substantially in the form attached as Exhibit A, in an original aggregate principal amount of $7,000,000 (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as any of the same may be amended, restated or modified and in effect from time to time, the “Bridge Notes”).

F. The Company and Marquis desire to exchange the Existing Marquis Demand Notes for shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) in accordance with Section 1(b) hereof.

G. Contemporaneously with the Closing (as defined below), the Buyers and the Company and the Subsidiaries will execute and deliver a Security Agreement, substantially in the form attached as Exhibit B (as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Bridge Security Agreement”), pursuant to which the Buyers designate Viking Asset Management, LLC, as agent for the Buyers (the “Bridge Collateral Agent”), and the Company and the Subsidiaries provide the Bridge Collateral Agent with a security interest in substantially all of their assets.

H. Contemporaneously with the Closing, the Buyers and the Company and the Subsidiaries will execute and deliver to the Bridge Collateral Agent one or more Mortgages, each in the form attached as Exhibit C, pursuant to which the Company and the Subsidiaries grant to the Buyers interests in all of the Real Property (as defined below) (as any of the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, collectively, the “Bridge Mortgages”).

I. Contemporaneously with the Closing, the Buyers and the Company and the Subsidiaries will execute and deliver one or more Deposit Account Control Agreements, each in the form attached as Exhibit D (as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Bridge Account Control Agreements”), pursuant to which the Company and each of the Subsidiaries that maintain bank, brokerage or other similar accounts with any banks, brokerage firms and/or other financial institutions (collectively, the “Banks”) agree to enable the Bridge Collateral Agent to perfect its security interest in all of the Company’s and the Subsidiaries’ right, title and interest in accounts at the Banks (other than any accounts consisting solely of an aggregate of up to $500,000 in cash collateral (in all such accounts collectively), to the extent such cash collateral constitutes a Permitted Lien described in clause (xi) of the definition thereof contained in Section 5(f)) and in all collateral from time to time credited to such accounts.

J. Contemporaneously with the Closing, each of the Subsidiaries will execute and deliver a Guaranty, in the form attached hereto as Exhibit E (as the same may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Bridge Guaranty,” and the guarantees under the Bridge Guaranty, including any such guarantee added after the date hereof, the “Bridge Guarantees”), pursuant to which the Subsidiaries guaranty the Obligations (as defined in the Bridge Security Agreement).

K. Contemporaneously with the Closing, the Company and each of the Subsidiaries that directly owns capital stock or other equity interests of any Subsidiary will execute and deliver a Pledge Agreement, substantially in the form attached as Exhibit F (each, as may be amended, supplemented, restated or otherwise modified and in effect from time to time, a “Bridge Pledge Agreement” and, collectively with the Bridge Security Agreement, the Bridge Mortgages, the Bridge Account Control Agreements and the Bridge Guaranty, the “Bridge Security Documents”), pursuant to which the Company and each such Subsidiary pledges all of the capital stock or other equity interests in the Subsidiaries that it directly owns to the Bridge Collateral Agent as collateral for the Bridge Notes.

L. Contemporaneously with the Closing, the Buyers will receive the opinion of Thompson & Knight LLP, dated as of the date hereof, in the form attached as Exhibit G.

M. Contemporaneously with the Closing, the Company and each of the Subsidiaries will execute and deliver the Limited Conveyances of Overriding Royalty Interests granting the Buyers perpetual overriding royalty interests in the hydrocarbon production of all of the Company’s and the Subsidiaries’ current and future interest in all of their then current Real Property (such Real Property, the “Current Override Properties”), each in the form attached as Exhibit H (as may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Conveyances of Limited Overriding Royalty Interests”).

N. Contemporaneously with the Closing, each of the Existing Senior Buyers, the Buyers and the Company will execute and deliver an intercreditor agreement, substantially in the form attached as Exhibit I (as may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), subordinating the obligations under the Existing Senior Notes to the obligations under the Bridge Notes.

O. Contemporaneously with the Closing, each of the Existing Senior Buyers, Viking Asset Management, LLC, in its capacity as collateral agent for the Existing Senior Buyers, the Company and each of the Subsidiaries will execute and deliver an omnibus amendment to security documents (as may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “Omnibus Amendment”) pursuant to which the parties thereto shall agree to amend the terms of the Security Documents (as defined in the Existing Senior Purchase Agreement), and other agreements, instruments and documents contemplated by the Existing Senior Purchase Agreement pursuant to the terms thereof.

P. Contemporaneously with the Closing, each of the Existing Senior Buyers, the Company and each of the Subsidiaries will execute and deliver a September 2008 waiver and amendment (as may be amended, supplemented, restated or otherwise modified and in effect from time to time, the “September 2008 Amendment”) pursuant to which, among other things, the parties thereto shall agree to amend the terms of the Existing Senior Notes as set forth in the September 2008 Amendment.

NOW THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Buyers and the Company hereby agree as follows:

1. PURCHASE AND SALE OF BRIDGE NOTES; EXCHANGE OF EXISTING MARQUIS DEMAND NOTES.

a. Purchase of Bridge Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 8 and 9 below, the Company shall issue and sell to each Buyer, and each Buyer severally agrees to purchase from the Company, a Bridge Note in the principal amount set forth opposite such Buyer’s name on the Schedule of Buyers (the “Closing”).

The aggregate purchase price for the Bridge Note purchased by each Buyer at the Closing (the “Purchase Price”) shall be the product of (i) the Aggregate Purchase Price, multiplied by (ii) the quotient of (A) the principal amount of the Bridge Notes purchased by such Buyer as set forth opposite such Buyer’s name on the Schedule of Buyers divided by (B) $7,000,000 (such quotient, such Buyer’s “Allocation Percentage”).

b. Exchange of Existing Marquis Demand Notes. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 8 and 9 below, at the Closing, the Company shall issue to Marquis a number of shares equal to the quotient of (i) the Existing Marquis Demand Notes Amount, divided by (ii) the lowest of (A) $2.00, (B) eighty percent (80%) of the arithmetic average of the Weighted Average Price (as defined in the Bridge Notes) of the Common Stock on the Principal Market (as defined below) on each of the five (5) trading days immediately preceding the Closing Date (as defined below), and (C) eighty percent (80%) of the closing (last sale) price of the Common Stock at the regular close of trading on the Principal Market on the Trading Day (as defined below) immediately preceding the Closing Date (the “Demand Note Exchange Shares”), by executing and delivering, within three (3) Business Days (as defined below) of the Closing Date, a certificate or certificates (the “Demand Note Exchange Share Certificates”) duly executed by the Company and countersigned by its transfer agent and registered in the name of Marquis or its designee. Upon the issuance by the Company to Marquis of the Demand Note Exchange Shares, each of the Existing Marquis Demand Notes will be void and of no further force and effect, and Marquis shall promptly return the Existing Demand Notes to the Company for cancellation.

c. The Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the first day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed (a “Business Day”) following the date of this Agreement, subject to the satisfaction (or waiver) of all of the conditions to the Closing set forth in Sections 8 and 9 (or such later or earlier date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Suite 1900, Chicago, Illinois 60661-3693, or at such other time, date and place as the Company and the Buyers may collectively designate in writing.

d. Form of Payment. On the Closing Date, (i) each Buyer shall pay the applicable Purchase Price to the Company for the Bridge Note to be issued and sold to such Buyer on the Closing Date, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions (less any amount deducted and paid in accordance with Section 5(h)(i)), and (ii) the Company shall deliver to each Buyer the Bridge Note that such Buyer is purchasing hereunder, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. CONVEYANCES OF LIMITED OVERRIDING ROYALTY INTERESTS.

a. Conveyances of Limited Overriding Royalty Interests. On the Closing Date, the Company shall, and shall cause each of the Subsidiaries to, deliver to each of the Buyers Conveyances of Limited Overriding Royalty Interests, each duly and validly executed by the Company and each of the Subsidiaries (as applicable), providing such Buyer with perpetual overriding royalty interests, effective from the Closing Date, in the hydrocarbon production of all of the Company’s and the Subsidiaries’ current and future interest in all of their then current Real Property equal to one percent (1%), multiplied by such Buyer’s Allocation Percentage.

b. ORRI Payment. Each Buyer hereby covenants, acknowledges and agrees that in the event that the aggregate amount of overriding royalties received by such Buyer in any calendar year pursuant to the Conveyances of Limited Overriding Royalty Interests exceeds the result of (i) $400,000 multiplied by (ii) such Buyer’s Allocation Percentage (any such excess amount, the “Override Excess Amount”), promptly following the end of such calendar year, such Buyer shall deliver promptly to the Company, by wire transfer of immediately available funds, the Override Excess Amount (without interest thereon).

c. Exchange Right. During the period commencing on (and including) the one-year anniversary of the Closing Date and terminating on (and excluding) the two-year anniversary of the Closing Date, the Company shall have the right to purchase all (but not less than all) of the Conveyances of Limited Overriding Royalty Interests from the Buyers (the “Override Exchange”), by delivery of a written notice of election (the date of delivery of the written notice, the “Override Exchange Election Date,” and each such written notice, an “Override Exchange Notice”) to each of the Buyers; provided that the Conditions to Override Exchange (as set forth in Section 2(d)) are satisfied (or waived in writing by each of the Buyers). An Override Exchange Notice shall be irrevocable by the Company. The Company shall not be entitled or permitted to effect the Override Exchange, or deliver any Override Exchange Notice, unless the Company takes the same action, at the same time, with respect to all of the Conveyances of Limited Overriding Royalty Interests held by each of the Buyers. No later than ten (10) Business Days following the Override Exchange Election Date, each of the Company and Marquis shall select an oil and gas industry recognized appraiser, independent of the Company, the Subsidiaries and each of the Buyers (each, an “Appraiser” and together, the “Appraisers”), to determine the Adjusted Fair

Market Value of the Conveyances of Limited Overriding Royalty Interests. The designation of an Appraiser by the Company and Marquis, respectively, shall not be made without the prior consent of the other, which consent shall not be unreasonably withheld. Each Appraiser shall be directed to deliver a written report (each, a “Valuation Report”) to the Company and each of the Buyers as to such Appraiser’s valuation of the Conveyances of Limited Overriding Royalty Interests as promptly as practicable, and in no event later than forty-five (45) days after the Override Exchange Election Date (the “Valuation Deadline”). The valuation set forth in each of the respective Valuation Reports shall be determined as if Section 2(b) hereof did not exist. If the Company has delivered a Override Exchange Notice in accordance with this Section 2(c) and each of the Conditions to Override Exchange (as set forth in Section 2(d)) are satisfied (or waived in writing by the Buyers), then, on the Override Exchange Date, the Company shall deliver to each of the Buyers a number of shares of Common Stock equal to the product of (x) such Buyer’s Allocation Percentage and (y) that number of shares of Common Stock (the “Override Exchange Shares”) equal to (i) the Adjusted Fair Market Value of the Conveyances of Limited Overriding Royalty Interests divided by (ii) the arithmetic average of the closing price per share of the Common Stock on the Principal Market on each of the twenty (20) consecutive Trading Days immediately preceding the Override Exchange Date (the “Applicable Average Share Price”). The failure of the Company to deliver the Override Exchange Shares in full on the Override Exchange Date shall constitute an Event of Default (as defined in the Bridge Notes). For purposes hereof, the “Adjusted Fair Market Value” shall mean the lesser of (X) $3,000,000 and (Y) (I) if both Valuation Reports have been delivered on or prior to the Valuation Deadline, the arithmetic average of the valuations of the Conveyances of Limited Overriding Royalty Interests set forth in the Valuation Reports, (II) if only one Valuation Report is delivered on or prior to the Valuation Deadline, the valuation set forth in such Valuation Report, and (III) if neither Valuation Report has been delivered by the Valuation Deadline, the valuation set forth in the first Valuation Report delivered after the Valuation Deadline (the date that is two (2) Business Days after the Valuation Deadline; or, if neither Valuation Report has been delivered by the Valuation Deadline, the date that is two (2) Business Days after delivery of the first Valuation Report, being referred to herein as the “Valuation Determination Date”); “Override Exchange Date” shall mean the twenty-first (21st) Trading Day after the Valuation Determination Date; and “Trading Day” means any day on which the Common Stock is traded on its Principal Market; provided that “Trading Day” shall not include any day on which the Principal Market is open for trading for less than 4.5 hours.

d. Conditions to Override Exchange. For purposes of this Section 2, “Conditions to Override Exchange” means the following conditions: on each day during the period beginning on and including the Override Exchange Election Date and ending on and including the Override Exchange Date, (i) the Common Stock is listed on a national securities exchange and the Common Stock has not been suspended from trading on any such exchange nor shall delisting or suspension by any such market or exchange have been threatened either (A) in writing by such exchange or (B) by falling below the minimum listing maintenance requirements of such exchange, and the Company otherwise satisfies all of the requirements for continued listing of the Common Stock on such exchange, (ii) the Company and each of the Subsidiaries is (A) incorporated or organized and validly existing under the laws of the jurisdiction of its incorporation or organization and (B)in good standing under the requirements of any applicable regulatory authority, (iii) the Company has filed all reports and other materials required to be filed under the Securities Exchange Act of 1934 (the “1934 Act”), (iv) there does not exist any Event of Default, (v) the arithmetic average of the trading volume of the Common Stock on the Principal Market on each of the twenty (20) consecutive Trading Days immediately preceding the Override Exchange Date is at least 125,000 shares of Common Stock, (vi) the Applicable Average Share Price is at least $3.00, and (vii) the Override Exchange Shares have been registered for public resale by the Buyers pursuant to an effective registration statement under the 1933 Act, in accordance with a registration rights agreement in form and substance acceptable to each of the Buyers. In the event that any of the Conditions to Override Exchange shall not be satisfied (and such failure is not waived in writing by all of the Buyers), the Override Exchange Notice shall be void and the Override Exchange contemplated thereby shall not be given any force or effect.

e. Transferability of Limited Overriding Royalty Interests. No Buyer may transfer any Conveyance of Limited Overriding Royalty Interests, unless (i) all Conveyances of Limited Overriding Royalty Interests held by such Buyer are transferred to the same transferee and (ii) such transferee agrees in writing with the Company to be bound by the terms of this Section 2 as applicable to such transferor, including the Company’s right to the Override Exchange and the Company’s right to repayment pursuant to Section 2(b) hereof.

3. BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, as of the date hereof and the Closing Date, with respect to only itself, that:

a. Investment Purpose. Such Buyer (i) is acquiring (or has acquired) the Bridge Notes, the related Bridge Guarantees and the Demand Note Exchange Shares, and will acquire shares of Common Stock, upon exercise of the Investor Share Option (as defined in each of the Bridge Notes) (the “Option Shares”), and will acquire the Override Exchange Shares upon exercise by the Company of the right to the Override Exchange (the Override Exchange Shares, the Bridge Notes, the Bridge Guarantees, the Demand Note Exchange Shares and the Option Shares, collectively referred to as the “Securities”), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under, or exempted from the registration requirements of, the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum period or other specific term and such Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement or an exemption from registration under the 1933 Act.

b. Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities. For purposes hereof, “securities laws” means the securities laws, legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of, the securities regulatory authorities (including the SEC) of the United States and any applicable states and other jurisdictions.

d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and the Subsidiaries and materials relating to the offer and sale of the Securities that have been requested by such Buyer. Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 4 below or contained in any of the other Transaction Documents (as defined below). Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. For purposes hereof, (i) “Subsidiaries” means STO Operating Company, STO Drilling Company, STO Properties LLC, Southern Texas Oil Company and all other entities in which the Company, STO Operating Company or Southern Texas Oil Company, directly or indirectly, owns Capital Stock or holds equity or similar interests at the time of this Agreement or at any time hereafter; (ii) “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing; and (iii) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

e. No Governmental Review. Such Buyer understands that no Governmental Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities. As used in this Agreement, “Governmental Entity” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, or any agency (including any self-regulatory agency or organization), authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administration powers or functions of or pertaining to government over the Company or any of the Subsidiaries, or any of their respective properties, assets or undertakings.

f. Transfer or Resale. Such Buyer understands that, (i) the Securities have not been and are not being registered under the 1933 Act or any other securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be, have been or are being sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act, as amended (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or any other securities laws; (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any other securities laws. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

g. Legends. Such Buyer understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in the following form (the “1933 Act Legend”) (and a stop-transfer order may be placed against transfer of such certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Upon the written request to the Company of a holder of a certificate or other instrument representing Bridge Notes, the Demand Note Exchange Shares, Option Shares or Override Exchange Shares, the 1933 Act Legend shall be removed and the Company shall issue a certificate without the 1933 Act Legend to the holder of the Securities upon which it is stamped, if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) without compliance with Rule 144(e) or Rule 144(f) (or successors thereto), (iv) such holder provides the Company reasonable assurances that the Securities have been or are being sold pursuant to Rule 144, or (v) such holder certifies, on or after the date that is twelve (12) months after the date on which the Securities are issued, that such holder is not an “affiliate” of the Company (as defined in Rule 144). Any Option Shares issued pursuant to the Investor Share Option on or after the date that is twelve (12) months after the Closing Date to any Buyer that certifies that such Buyer is not an affiliate of the Company, as defined in Rule 144, shall be issued without the 1933 Act Legend. The Company acknowledges and agrees that, for purposes of Rule 144(d), (A) each of the Demand Note Exchange Shares will be deemed to have been acquired by Marquis on the date on which Marquis acquired the Existing Marquis Demand Note in exchange for which such Demand Note Exchange Shares was acquired, and (B) each of the Option Shares acquired pursuant to the Investor Share Option will be deemed to have been acquired on the Closing Date. The Company shall be responsible for the fees of its transfer agent and all of The Depository Trust Company (the “DTC”) fees associated with such issuance. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Securities. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3(g) will be inadequate and agrees that, in the event of a breach or threatened breach of this Section 3(g), such holder shall be entitled, in addition to all other available remedies, to an injunctive order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

h. Authorization; Enforcement; Validity. Such Buyer is a validly existing partnership or limited liability company, as applicable, and has the requisite partnership or limited liability company, as applicable, power and authority to purchase the Securities pursuant to this Agreement. Each of this Agreement, the Bridge Security Agreement, the Bridge Mortgages, the Bridge Account Control Agreements, the Bridge Guaranty, the Bridge Pledge Agreement and the Intercreditor Agreement (and in the case of Marquis, the Omnibus Amendment and the September 2008 Amendment) have been duly and validly authorized, executed and delivered on behalf of such Buyer, and each is a valid and binding agreement of such Buyer, enforceable against such Buyer in accordance with its terms. Each of the other agreements and other documents entered into and executed by such Buyer in connection with the transactions contemplated hereby as of the date hereof will have been duly and validly authorized, executed and delivered on behalf of such Buyer as of the date hereof and will constitute valid and binding agreements of such Buyer, enforceable against such Buyer in accordance with their respective terms.

i. Residency and Offices. Such Buyer is a resident of the jurisdiction specified below its address on the Schedule of Buyers.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants, as of the date hereof and the Closing Date, to each of the Buyers, that:

a. Due Incorporation. Each of the Company and the Subsidiaries is a corporation, limited liability company or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate, limited liability company or other organizational power and authority to own its properties and to carry on its business as presently conducted. Schedule 4(a) sets forth a true and correct list of the Subsidiaries and the jurisdiction in which each is organized or incorporated and sets forth the percentage of the outstanding Capital Stock or other equity interests of each entity that is held by the Company. Other than with respect to the entities listed on Schedule 4(a), the Company does not directly or indirectly own any security or beneficial interest in any other Person (including through joint venture or partnership agreements) or have any interest in any other Person.  The Company and each Subsidiary is duly qualified as a foreign corporation, or other entity, as applicable, to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes hereof, “Material Adverse Effect” means any material adverse effect on (a) the condition, operations, assets, business or prospects of the Company, (b) the Company’s ability to pay the Obligations in accordance with the terms hereof or any of the Bridge Security Documents, (c) the Buyers’ lien on the accounts subject to the Bridge Account Control Agreements or the priority of any such lien, or (d) the practical realization of the benefits of the Buyers’ rights and remedies under this Agreement and the Transaction Documents.

b. Outstanding Stock. All issued and outstanding shares of Capital Stock of the Company and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.

c. Authorization; Enforcement; Validity. Each of the Company and the applicable Subsidiaries has the requisite corporate power and authority to enter into and perform its obligations under each of this Agreement, the Bridge Notes, each of the Bridge Security Documents, the Conveyances of Limited Overriding Royalty Interests, the Intercreditor Agreement, the Omnibus Amendment, the September 2008 Amendment and each of the other agreements to which it is a party or by which it is bound and which is entered into by the parties hereto in connection with the transactions contemplated hereby and thereby (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and, to the extent applicable, the Subsidiaries and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby, including the issuance of the Bridge Notes and the Demand Note Exchange Shares, and the reservation for issuance and the issuance of any Option Shares issuable upon exercise of the Investor Share Option and the Override Exchange Shares issuable upon an Override Exchange, have been duly authorized by the Company’s and each of the Subsidiaries’ respective boards of directors and no further consent or authorization is required by the Company or any of the Subsidiaries, or any of their respective boards of directors or shareholders. This Agreement, the Bridge Notes, each of the Bridge Security Documents, the Conveyances of Limited Overriding Royalty Interests, the Intercreditor Agreement and the other Transaction Documents dated prior to the date hereof or of even date herewith have been duly executed and delivered by the Company and, to the extent applicable, by the Subsidiaries, constitute the valid and binding obligations of each of the Company and the Subsidiaries that is a party thereto, and are enforceable against such parties in accordance with their terms. Any Transaction Documents dated after the date hereof, when delivered, shall have been duly executed and delivered by the Company and, to the extent applicable, by the Subsidiaries, shall constitute the valid and binding obligations of each of the Company and the Subsidiaries that is a party thereto, and shall be enforceable against such parties in accordance with their terms.

d. Additional Issuances. There are no outstanding agreements or preemptive or similar rights affecting the Common Stock or equity and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of common stock or equity of the Company, except as set forth on Schedule 4(d) or as described in the Periodic Reports filed prior to the date hereof. For purposes hereof, “Periodic Report” shall mean a current report on Form 8-K, a quarterly report on Form 10-QSB or 10-Q or annual report on Form 10-KSB or 10-K.

e. Consents. Except as set forth in the Omnibus Amendment, no consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of the Subsidiaries, or any of their respective Affiliates, the Principal Market, the Company’s shareholders or any of the Subsidiaries’ shareholders, is required for the execution by the Company or any Subsidiary of the Transaction Documents or for compliance and performance by the Company or any of the Subsidiaries of its obligations under the Transaction Documents. As used in this Agreement, “Affiliate” means, with respect to any Person, a second Person (A) in which the first Person owns a 5% equity interest, or (B) that, directly or indirectly, (i) has a 5% equity interest in such first Person, (ii) has a common ownership with such first Person, (iii) controls such first Person, (iv) is controlled by such first Person or (v) shares or is under common control with such first Person; and “Control” or “controls” means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

f. No Violation or Conflict. The performance of the obligations of the Company and any of the Subsidiaries under the Transaction Documents do not and will not:

(i) violate, conflict with, result in a breach of, or constitute a default (or an event which, with the giving of notice or the lapse of time or both, would be reasonably likely to constitute a default) under (a) the Articles of Incorporation of the Company (the “Articles of Incorporation”), the bylaws of the Company (the “Bylaws”), or the organizational documents of any Subsidiary, (b) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company or any of the Subsidiaries of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of the Subsidiaries or over the properties or assets of the Company, any of the Subsidiaries or any of their respective Affiliates, including environmental and safety laws, (c) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company, any of the Subsidiaries or any of their respective Affiliates is a party, by which the Company, any of the Subsidiaries or any of their respective Affiliates is bound, or to which any of the properties of the Company, any of the Subsidiaries or any of their respective Affiliates is subject (except for any breach or violation of the Existing Senior Purchase Agreement, the Existing Senior Notes or any other document contemplated by the Existing Senior Purchase Agreement that has been waived pursuant to the Omnibus Amendment), or (d) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, any of the Subsidiaries or any of their respective Affiliates is a party; or

(ii) except as contemplated hereby, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company, any of the Subsidiaries or any of their respective Affiliates; or

(iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any creditor or equity holder of the Company or any of the Subsidiaries; or

(iv) result in the acceleration of the due date of any obligation of the Company or any of the Subsidiaries.

Neither the Company nor any of the Subsidiaries is in violation of any term of its certificate or articles of incorporation, certificate or articles of organization, bylaws, operating agreement, partnership agreement or any other governing document, as applicable. Neither the Company nor any of the Subsidiaries is or has been in violation of any term of or in default under (or with the giving of notice or passage of time or both would be in violation of or default under) any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any Law applicable to the Company or its Subsidiaries, except where such violation or default could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to result in the acceleration of any Indebtedness (as defined below) or other obligation. The business of the Company and the Subsidiaries has not been and is not being conducted, in violation of any Law of any Governmental Entity except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of the Subsidiaries is, and has at all times been, in compliance in all material respects with all Laws relating to employee benefits and employee benefit plans (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)).

g. The Securities. The Securities, upon issuance:

(i) are and will be, free and clear of any security interests, liens, claims or other encumbrances;

(ii) have been, or will be, duly and validly authorized;

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities or debt of the Company; and

(iv) will not subject the holders thereof to personal liability by reason of being such holders.

h. Litigation. There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates that would affect the execution by the Company or any of the Subsidiaries of, or the performance by the Company, or any of the Subsidiaries of their respective obligations under, the Transaction Documents. Except as set forth on Schedule 4(h) or as disclosed in the Periodic Reports filed prior to the date hereof, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

i. Reporting Company. The Company is a publicly-held company, subject to the reporting obligation pursuant to Section 13 and/or 15(d) of the 1934 Act, and has a class of common shares reported pursuant to Section 12(b) of the 1934 Act. Pursuant to the provisions of the 1934 Act, except as set forth on Schedule 4(i), the Company has timely filed all reports and other materials required to be filed thereunder with the SEC during the preceding twelve (12) months.

j. Information Concerning Company. As of their respective dates, Periodic Reports filed by the Company prior to the date this representation is made contained all material information relating to the Company and its operations and financial condition that was required to be disclosed therein. As of their respective dates, the Periodic Reports and other reports, schedules, forms, registration statements and other documents filed by the Company with the SEC prior to the date this representation is made, including the financial statements contained therein, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances when made. As of their respective dates, the consolidated financial statements of the Company and the Subsidiaries included in the Periodic Reports filed by the Company prior to the date this representation is made complied as to form in all material respects with applicable accounting requirements and the securities laws with respect thereto, such consolidated financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may have excluded footnotes or may have been condensed or summary statements) and fairly presented in all material respects the financial position of the Company and the Subsidiaries as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments that were not material individually or in the aggregate). Since the date of the most recent balance sheet included in the Periodic Reports filed prior to the date hereof (the “Latest Financial Date”), there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs not disclosed in the Periodic Reports filed prior to the date hereof. The Schedules hereto, individually and in the aggregate, do not contain any material, non-public information with respect to the Company and the Subsidiaries.

k. Defaults. The Company is not in violation of the Articles of Incorporation or Bylaws and no Subsidiary is in violation of the organizational documents of such Subsidiary. The Company, and each Subsidiary, is (a) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (b) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, and (c) to the Company’s knowledge, not in violation of any statute, rule or regulation of any governmental authority, which violation would have a Material Adverse Effect.

l. Listing. The Common Stock is currently listed on the NASDAQ Global Market (the “Principal Market”; however, if the Common Stock becomes listed on another national securities exchange after the date hereof, the “Principal Market” shall mean such exchange) under the symbol “STXX.” The Company has not received any oral or written notice that the Common Stock is not eligible, nor that it will become ineligible, for listing on the Principal Market nor that the Common Stock does not meet all requirements for the continuation of such listing. The Company satisfies all the requirements for the continued listing of the Common Stock on the Principal Market.

m. No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, (i) that are not disclosed in the Periodic Reports filed prior to the date hereof, other than those incurred in the ordinary course of the Company’s businesses since the Latest Financial Date, or (ii) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

n. No Undisclosed Events or Circumstances. Since the Latest Financial Date, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date this representation is made by the Company, but which has not been so publicly announced or disclosed in the Periodic Reports filed prior to the date hereof.

o. Capitalization. The authorized and outstanding Capital Stock of the Company as of the date this representation is made is set forth in the Periodic Reports filed prior to the date hereof. Except as set forth on Schedule 4(o) or in the Periodic Reports filed prior to the date hereof, there are no options, warrants, or rights to subscribe to, securities, rights or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of Capital Stock of the Company or any of the Subsidiaries. All of the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable.

p. No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the date this representation is made.

q. DTC Status. The Company’s transfer agent is a participant in, and the Common Stock is eligible for transfer pursuant to, the DTC’s Fast Automated Securities Transfer Program.

r. Investment Company. Neither the Company nor any Affiliate is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

s. No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on the behalf of any of the foregoing, has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising, in connection with the offer or sale of the Securities.

t. No Integrated Offering. None of the Company, any Subsidiary, any Affiliates of the foregoing or any Person acting on the behalf of any of the foregoing, has, directly or indirectly, made any offers or sales of any security, or solicited any offers to purchase any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval requirements of the Principal Market or of any other authority, nor will the Company, any Subsidiary or any Person acting on behalf of any of the foregoing, take any action or steps that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of the 1933 Act or any applicable stockholder approval requirements of the Principal Market or of any other authority. The issuance by the Company and the Subsidiaries of the Securities is exempt from registration under the 1933 Act and applicable state securities laws.

u. Tax Status. Except as set forth on Schedule 4(u), the Company and each of the Subsidiaries (i) has made or filed all material federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all material taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which the Company has made appropriate reserves on its books, and (iii) has set aside on its books provisions reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations (referred to in clause (i) above) apply. There are no material unpaid taxes claimed in writing to be due from the Company or any of its Subsidiaries by the taxing authority of any jurisdiction. Neither the Company nor any of the Subsidiaries is, or after giving effect to the purchases and the other transactions contemplated by this Agreement and the other Transaction Documents will be, a “United States real property holding corporation” (“USRPHC”) as that term is defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

v. Outstanding Indebtedness; Liens. Payments of principal and other payments due under the outstanding Bridge Notes will rank senior to all Indebtedness of the Company (other than the obligations evidenced by the Diversity Note, which will rank senior to the Bridge Notes, and the obligations evidenced by the Existing Senior Notes issued to Marquis, which will rank pari passu with the Bridge Notes) and, by virtue of their secured position and to the extent of the Collateral (as defined in the Bridge Security Agreement), to all trade account payables of the Company, and the obligations of the Subsidiaries under the Bridge Guaranty will at all times rank senior to all other Indebtedness of the Subsidiaries (other than the obligations of the Subsidiaries under the Subsidiary Guaranty (as defined in the Existing Purchase Agreement) with respect to Indebtedness under the Existing Senior Notes issued to Marquis, which will rank pari passu with the obligations of the Subsidiaries under the Bridge Guaranty) and, by virtue of the secured position of the Bridge Guarantees and to the extent of the Collateral, to all trade account payables of any of the Subsidiaries. Except as set forth on Schedule 4(v), neither the Company nor any of the Subsidiaries has any, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents will not have any, outstanding Indebtedness, except for the obligations evidenced by the Bridge Notes, the Existing Senior Notes, and by the Diversity Note, for the Leexus Additional Consideration Obligation and the Leexus Settlement Obligation, and for any other Permitted Indebtedness (as defined in Section 6(f) hereof). There are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, Liens on any of the assets of the Company or the Subsidiaries, except for Permitted Liens. There are no, and upon consummation of the transactions contemplated hereby and by the other Transaction Documents there will not be any, financing statements securing obligations of any amounts filed against the Company or any of the Subsidiaries or any of their respective assets, other than pursuant to the Bridge Security Agreement and the Amended and Restated Security Agreement. For purposes hereof, “Indebtedness” of any Person means, without duplication: (i) all indebtedness for borrowed money; (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than unsecured account trade payables that are (A) entered into or incurred in the ordinary course of the Company’s and the Subsidiaries’ business, including those that arise under standard industry joint operating agreements, (B) on terms that require full payment within ninety (90) days from the date entered into or incurred and (C) not unpaid in excess of ninety (90) days from the date entered into or incurred, or are being contested in good faith and as to which such reserve as is required by GAAP has been made); (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments; (iv) all obligations evidenced by notes, bonds, debentures, redeemable capital stock or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller, bank or other financing source under such agreement in the event of default are limited to repossession or sale of such property); (vi) all Capital Lease Obligations; (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person that owns such assets or property has not assumed or become liable for the payment of such indebtedness; and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above; “Capital Lease Obligation” means, as to any Person, any obligation that is required to be classified and accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP; “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease, dividend or other obligation of another Person if a primary purpose or intent of the Person incurring such liability, or a primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; “Diversity Note” means that certain Promissory Note, dated September 24, 2007, in the principal amount of $1,500,000 (as in effect on the date of its original issuance, without any waiver, amendment, supplement, restatement or other modification thereof after such date), issued by the Company to Diversity Petroleum, L.P. (“Diversity”), pursuant to that certain Purchase and Sale Agreement, dated as of September 25, 2007, among STO Properties LLC (“STO”), a Texas limited liability company and wholly-owned subsidiary of the Company, Diversity and the other parties thereto (collectively with Diversity, the “Sellers”), whereby STO purchased certain assets of the Sellers; “Diversity Security Interest” means the first priority security interest granted by STO in favor of the Sellers, pursuant to that certain Deed of Trust, Security Agreement and UCC Financing Statement for Fixture Filing, dated September 25, 2007, between STO and Charles D. Perez, as Trustee for the benefit of the Sellers, in STO’s right title, interest, privileges and options in the real property subject to the leases set forth on Exhibit B to the Deed of Trust, as security for the performance by STO of its obligations under the Diversity Note (as such security interest was in effect on the date of its grant, without any waiver, amendment, supplement, restatement or other modification thereof after such date); “Leexus Additional Consideration Obligation” means the Company’s obligation under that certain Agreement and Plan of Merger, dated as of March 7, 2007 (the “Leexus Merger Agreement”), by and among the Company, Leexus Operating Company, Leexus Properties Corp. (“Leexus”) and the shareholders of Leexus (the “Leexus Shareholders”) (as such agreement was in effect on the original date thereof, without any waiver, amendment, supplement, restatement or other modification after such date other than as set forth in the Leexus Settlement Agreement (as defined below)), to pay Additional Consideration (as defined in the Leexus Merger Agreement) to William Zeltwanger an aggregate of $1,333,334 and deliver up to 666,667 shares of Common Stock pursuant to, and subject to the terms and conditions set forth in, Section IV of the Leexus Merger Agreement; “Leexus Settlement Obligation” means the Company’s obligation under that certain Settlement Agreement, dated as of May 15, 2008 (the “Leexus Settlement Agreement”), by and among the Company, STO Operating, Murray Conradie, Leexus Oil & Gas, LLP, and certain of the Leexus Shareholders (the “Leexus Settlement Shareholders”) (as such agreement was in effect on the original date thereof, without any waiver, amendment, supplement, restatement or other modification after such date), to pay up to an aggregate amount of $2,000,000 to the Leexus Settlement Shareholders pursuant to, and subject to the terms and conditions set forth in, Section 6 of the Leexus Settlement Agreement; and “Lien” means, with respect to any asset or property, any mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind and any restrictive covenant, condition, restriction or exception of any kind that has the practical effect of creating a mortgage, lien, pledge, hypothecation, charge, security interest, encumbrance or adverse claim of any kind (including (i) any of the foregoing created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor with respect to a Capital Lease Obligation, or any financing lease having substantially the same economic effect as any of the foregoing, and (ii) any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of free and clear ownership by a current holder).

w. Shell Company Status. The Company is not on the date this representation is made, and at no time since its incorporation in the State of Nevada has been, a “shell company” (as defined in Rule 12b-2 under the 1934 Act).

x. Environmental Laws. The Company (i) is in material compliance with any and all Environmental Laws (as defined below), (ii) has received all material permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all material terms and conditions of any such permit, license or approval. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

y. Title to Personal Property. The Company has good and valid title to all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens. Except as set forth on Schedule 4(z), the Company does not own (rather than lease) any interest in any real property.

z. Real Property. Schedule 4(z) contains a complete and correct list of all the real property; leasehold interests; fee interests; oil, gas and other mineral drilling, exploration and development rights; royalty, overriding royalty, and other payments out of or pursuant to production; other rights in and to oil, gas and other minerals, including contractual rights to production, concessions, net profits interests, working interests and participation interests (including all Hydrocarbon Property (as defined in the Bridge Mortgages)); any other contractual rights for the acquisition or earning of any of such interests in the real property; facilities; fixtures; equipment that (i) are leased or otherwise owned or possessed by the Company or any of the Subsidiaries, (ii) in connection with which the Company or any of the Subsidiaries has entered into an option agreement, participation agreement or acquisition and drilling agreement or (iii) the Company or any of the Subsidiaries has agreed to lease or otherwise acquire or may be obligated to lease or otherwise acquire in connection with the conduct of its business (collectively, including any of the foregoing acquired after the date of this Agreement, the “Real Property”), which list identifies all of the Real Property and specifies which of the Company or the Subsidiaries leases, owns or possesses each of the Real Properties or will do so upon consummation of the Purchases. Schedule 4(z) also contains a complete and correct list of all leases and other agreements with respect to which the Company or any of the Subsidiaries is a party or otherwise bound or affected with respect to the Real Property, except easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any owned or leased Real Property otherwise described on Schedule 4(z) (the “Real Property Leases”). Except as set forth in Schedule 4(z), the Company or one of the Subsidiaries is the legal and equitable owner of a leasehold interest in all of the Real Property, and possesses good, marketable and defensible title thereto, free and clear of all Liens (other than Permitted Liens) and other matters affecting title to such leasehold that could impair the ability of the Company or the Subsidiaries to realize the benefits of the rights provided to any of them under the Real Property Leases. Except as set forth in Schedule 4(z), all of the Real Property Leases are valid and in full force and effect and are enforceable against all parties thereto. Except as set forth in Schedule 4(z), neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any other party thereto is in default in any material respect under any of such Real Property Leases and no event has occurred which with the giving of notice or the passage of time or both could constitute a default under, or otherwise give any party the right to terminate, any of such Real Property Leases, or could adversely affect the Company’s or any of the Subsidiaries’ interest in and title to the Real Property subject to any of such Real Property Leases. No Real Property Lease is subject to termination, modification or acceleration as a result of the transactions contemplated hereby or by the other Transaction Agreements. Except as set forth in Schedule 4(z), all of the Real Property Leases will remain in full force and effect upon, and permit, the consummation of the transactions contemplated hereby (including the granting of leasehold mortgages). The Real Property is permitted for its present uses under applicable zoning laws, are permitted conforming structures and complies with all applicable building codes, ordinances and other similar Laws. Except as set forth on Schedule 4(z), there are no pending or threatened condemnation, eminent domain or similar proceedings, or litigation or other proceedings affecting the Real Property, or any portion or portions thereof. Except as set forth on Schedule 4(z), there are no pending or threatened requests, applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Real Property that would interfere with the conduct of the Company’s or any of the Subsidiaries’ businesses as conducted or proposed to be conducted proposed to be conducted at the time this representation is made. Except as set forth on Schedule 4(z), there are no restrictions applicable to the Real Property that would interfere with the Company’s or any Subsidiary’s making an assignment or granting of a leasehold or other mortgage to Buyer as contemplated by the Bridge Security Documents, including any requirement under any Real Property Leases requiring the consent of, or notice to, any lessor of any such Real Property.

aa. Insurance. The Company is insured against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged.

bb. Transactions With Affiliates. Except as set forth in Schedule 4(bb), no Related Party, nor any of their respective Affiliates, is presently a party to any transaction, contract, agreement, instrument, commitment, understanding or other arrangement or relationship with the Company (other than directly for services as an employee, officer and/or director), whether for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments or consideration to or from any such Related Party. Except as set forth on Schedule 4(bb), no Related Party of the Company or any of its Affiliates, has any direct or indirect ownership interest in any Person (other than ownership of less than one percent (1%) of the outstanding common stock of a publicly traded corporation) in which the Company has any direct or indirect ownership interest or with which the Company competes or has a business relationship. For purposes hereof, “Related Party” means the Company’s or any Subsidiary’s officers, directors, Persons who were officers or directors at any time during the previous two (2) years, stockholders, or Affiliates of the Company or any of the Subsidiaries, or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a beneficial interest.

cc. Conveyances of Limited Overriding Royalty Interests. The Conveyances of Limited Overriding Royalty Interests, upon execution and delivery by the parties thereto, (i) will legally and effectively convey perpetual overriding royalty interests in the hydrocarbon production of all of the Company’s and the Subsidiaries’ current and future interest in all of their then current Real Property, in the percentages and as otherwise described in such conveyances, in each of the respective jurisdictions in which such Real Property is located, and (ii) will provide legal descriptions of the Subject Lands (as defined in each of the Conveyances of Limited Overriding Royalty Interests) sufficient to satisfy all requirements relating to such descriptions in each of such jurisdictions.

5. AFFIRMATIVE COVENANTS.

a. Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 8 and 9 of this Agreement.

b. Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyers promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

c. Reporting Status. Until the latest of (i) the first date on which no Bridge Notes remain outstanding, (ii) the date on which the Bridge Security Agreement has terminated, and (iii) the date on which the Buyers no longer own any Securities (the period ending on such latest date, the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act, even if the securities laws would otherwise permit such termination.

d. Use of Proceeds. The Company will use the proceeds from the sale of the Bridge Notes for general working capital needs.

e. Financial Information of the Company. The Company agrees to send the following to each Buyer during the Reporting Period (i) unless the following are filed with the SEC through the SEC’s EDGAR system, or successor thereto (“EDGAR”), and are immediately available to the public through EDGAR, within one (1) Business Day after the filing thereof with the SEC, a copy of each of its Periodic Reports, Current Reports on Form 8-K, registration statements (other than on Form S-8) and amendments and supplements to each of the foregoing, (ii) unless immediately available through Bloomberg Financial Markets (or any successor thereto), facsimile copies of all press releases issued by the Company or any of the Subsidiaries, contemporaneously with the issuance thereof, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with making available or giving same to the shareholders.

f. Internal Accounting Controls. During the Reporting Period, the Company shall, and shall cause each of the Subsidiaries to (i) at all times keep books, records and accounts with respect to all of such Person’s business activities, in accordance with sound accounting practices and GAAP consistently applied, (ii) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (C) access to assets or incurrence of liability is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences, (iii) timely file and make publicly available on EDGAR, all certifications and statements required by (M) Rule 13a-14 or Rule 15d-14 under the 1934 Act and (N) Section 906 of Sarbanes Oxley, (iv) maintain disclosure controls and procedures, as required by Rule 13a-15 or Rule 15d-15 under the 1934 Act, designed to provide reasonable assurance that the information required to be disclosed by the Company in the reports that it files with or submits to the SEC (X) is recorded, processed, summarized and reported accurately within the time periods specified in the SEC’s rules and forms and (Y) is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, as appropriate to allow timely decisions regarding required disclosure, and (v) maintain internal control over financial reporting, as required by Rule 13a-14 or Rule 15d-14 under the 1934 Act.

g. Listing. The Company shall take all actions necessary to cause the Common Stock to remain listed on the Principal Market at all times hereafter. The Company shall not, and shall cause each of the Subsidiaries not to, take any action that would be reasonably expected to result in the delisting or suspension or termination of trading of the Common Stock on the Principal Market.

The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(g).

h. Expenses.

(i) At the Closing, the Company shall pay each Buyer a reimbursement amount equal to the result of (A) all of such Buyer’s legal, due diligence and other expenses incurred in connection with this Agreement and the transaction contemplated hereby, including fees and expenses of attorneys, investigative and other consultants and travel costs and all other expenses relating to negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby, minus (B) any amount previously paid by the Company to such Buyer therefor. The aggregate amount payable to each Buyer pursuant to the preceding sentence at the Closing shall be withheld as an off-set by such Buyer from its Purchase Price to be paid by it at such Closing. Additionally, the Company shall pay all of its own legal, due diligence and other expenses, including fees and expenses of attorneys, investigative and other consultants and travel costs and all other expenses, relating to negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby.

(ii) In addition to the fee and reimbursement obligations of the Company set forth above in this Section 5(h), and not in limitation thereof, following the Closing Date, the Company shall promptly reimburse each Buyer, each holder of Bridge Notes, and the Bridge Collateral Agent for all of the respective out-of-pocket fees, costs and expenses incurred thereby in connection with any amendment, modification, administration or waiver of any of the terms of this Agreement or the Transaction Documents, the enforcement of such Person’s rights and remedies under this Agreement or any of the other Transaction Documents, including all efforts made to enforce payment of any of the Obligations, and/or any institution, maintenance, preservation, enforcement, foreclosure, release, termination, amendment or modification of any mortgage, Lien or other security interest of such Buyer or holder or the Bridge Collateral Agent in any of the Collateral, whether through judicial proceedings or otherwise.

i. Disclosure of Transactions and Other Material Information.

(i) Not later than 5:30 p.m. (New York City time) on the fourth (4th) Business Day following the execution and delivery of this Agreement, the Company shall file the Announcing Form 8-K with the SEC. The “Announcing Form 8-K” (A) shall describe the terms of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, (B) shall include, as exhibits to such Form 8-K, this Agreement (excluding the schedules hereto), the Bridge Security Agreement, the Bridge Mortgages, the Bridge Account Control Agreements, the Bridge Guaranty, the Bridge Pledge Agreement, the form of Conveyances of Limited Overriding Royalty Interests, the Intercreditor Agreement, the Omnibus Amendment, the September 2008 Amendment and the form of Bridge Note, and (C) shall include any other information required to be disclosed therein pursuant to any securities Laws or other Laws. As used in this Agreement, “Laws” means all present or future federal, state local or foreign laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Entity.

(ii) Subject to the agreements and covenants set forth in this Section 5(i), the Company shall not issue any press releases or any other public statements with respect to the transactions contemplated hereby or disclosing the name of any Buyer; provided, however, that the Company shall be entitled, without the prior approval of any such Buyer, to make any press release or other public disclosure with respect to such transactions (A) in substantial conformity with the Announcing Form 8-K and contemporaneously therewith and (B) as is required by applicable Law, including as is required by Form 8-K or any successor form thereto (provided that any such Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof upon request).

(iii) The Company represents, warrants and covenants to the Buyers that, from and after the filing of the Announcing Form 8-K with the SEC (subject to Section 5(m)), no Buyer shall be in possession of any material nonpublic information received from the Company, any of the Subsidiaries or any of their respective officers, directors, employees or agents. Notwithstanding any provision herein to the contrary, the Company shall not, and shall cause each of the Subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide any Buyer with any material nonpublic information regarding the Company or any of the Subsidiaries from and after the filing of the Announcing Form 8-K with the SEC, without the express prior written consent of the Buyers. In the event of a breach of the foregoing covenant by the Company, any of the Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, the Buyers shall have the right to make a public disclosure in the form of a press release, public advertisement or otherwise, of such material nonpublic information without the prior approval by the Company, the Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Buyers shall not have any liability to the Company, any of the Subsidiaries or any of its or their respective officers, directors, employees, shareholders or agents for any such disclosure. Notwithstanding anything to the contrary herein, in the event that the Company believes that a notice or communication to any Buyer contains material, nonpublic information relating to the Company or any of the Subsidiaries, the Company shall so indicate to the Buyers contemporaneously with delivery of such notice or communication, and such indication shall provide the Buyers the means to refuse to receive such notice or communication; and in the absence of any such indication, the holders of the Securities shall be allowed to presume that all matters relating to such notice or communication do not constitute material, nonpublic information relating to the Company or any of the Subsidiaries. Upon receipt or delivery by the Company or any of the Subsidiaries of any notice in accordance with the terms of the Transaction Documents, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or the Subsidiaries, the Company shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information.

j. Pledge of Securities. The Company acknowledges and agrees that the Securities of the Buyers may be pledged by any Buyer or its transferees (each, including each of the Buyers, an “Investor”) in connection with a bona fide margin agreement or other loan secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting any such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including Section 3(f) of this Agreement. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

k. Notices. From the date of this Agreement until the later of (X) the first date on which no Bridge Notes remain outstanding, and (Y) the date on which the Bridge Security Agreement has terminated (the period ending on such latest date, the “Security Period”):

(i) Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify the Buyers of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change in the location of such Person’s books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods (as defined in the Bridge Security Agreement) of a type normally used in more than one state, the use of any such Goods in any state other than a state in which such Person has previously advised the Buyers that such Goods will be used.

(ii) Names and Trade Names. Notify the Buyers in writing (i) at least thirty (30) days in advance of any change in such Person’s legal name and (ii) within ten (10) days of the change of the use of any trade name, assumed name, fictitious name or division name not previously disclosed to the Buyers in writing.

(iii) ERISA Matters. Promptly notify the Buyers of (x) the occurrence of any “reportable event” (as defined in ERISA), which might result in the termination by the Pension Benefit Guaranty Corporation (the “PBGC”) of any employee benefit plan (“Plan”) covering any officers or employees of such Person, any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

(iv) Environmental Matters. Immediately notify the Buyers upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by such Person or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials in violation of the requirements of any Environmental Law or any other environmental, health or safety matter which affects such Person or its business operations or assets or any properties at which such Person has transported, stored or disposed of any Hazardous Materials, unless the foregoing could not reasonably be expected to have a Material Adverse Effect.

(v) Default; Material Adverse Effect. Promptly advise the Buyers of any material adverse change in the business, property, assets, operations or financial condition of such Person, any other Material Adverse Effect, or the occurrence of any Event of Default or the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

All of the foregoing notices shall be provided by the Company or the applicable Subsidiary to the Buyers in writing.

l. Compliance with Laws and Maintenance of Permits. During the Reporting Period, the Company shall, and shall cause each of the Subsidiaries to, maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would reasonably be expected to have a Material Adverse Effect and to remain in compliance with all Laws (including Environmental Laws and Laws relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure with which to comply would have a Material Adverse Effect.

m. Inspection and Audits. During the Reporting Period and subject to each Buyer’s execution of a confidentiality agreement reasonably acceptable to the Company with respect to the information provided pursuant to Sections 5(m)(i) and 5(m)(ii) hereto, which execution shall constitute a waiver, with respect to any material non-public information regarding the Company and the Subsidiaries provided to such Buyer directly in response to such Buyer’s request hereunder, of the restriction herein on the Company’s disclosure to such Buyer of material nonpublic information:

(i) The Company shall, and shall cause each of the Subsidiaries to, permit each Buyer (and each Buyer’s designees), at such Buyer’s own expense, to call at the places of business of the Company and of each of the Subsidiaries at any reasonable times, and, upon reasonable advance notice, to inspect, examine and audit the Collateral and to inspect, audit, check and make extracts from such Person’s books, records, journals, orders, receipts and any correspondence and other data relating to the Collateral or any transactions between the parties hereto, and each Buyer (and each Buyer’s designees) shall have the right to make such verification concerning the Pledged Collateral (as defined in the Bridge Pledge Agreement) or the Collateral subject to the Bridge Account Control Agreements as such Buyer may consider reasonable under the circumstances; and

(ii) Notwithstanding anything to the contrary herein, upon written request to the Company by any Buyer, the Company shall promptly provide such Buyer (or its designee) with any financial, operating or other type of information requested by such Buyer to the extent that it is reasonably available or can be developed without significant effort or expense to the Company.

n. Insurance. During the Security Period, the Company shall, and the Company shall cause each of the Subsidiaries to:

(i) Keep the Collateral properly housed (to the extent possible) and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks with companies that regularly insure Persons engaged in businesses similar to that of such Person, such coverage and the premiums payable in respect thereof to be acceptable in scope and amount to the Bridge Collateral Agent. Original (or certified) copies of such policies of insurance shall be, no later than ten (10) Business Days after the date hereof, delivered to the Buyers, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance reasonably acceptable to the Bridge Collateral Agent, showing loss under such insurance policies payable to the Bridge Collateral Agent. Such endorsement, or an independent instrument furnished to the Bridge Collateral Agent, shall provide that the insurance company shall give the Bridge Collateral Agent at least thirty (30) days’ prior written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of the Company or the applicable Subsidiary or any other Person shall affect the right of the Bridge Collateral Agent to recover under such policy of insurance in case of loss or damage. In addition, the Company or the applicable Subsidiary shall cause to be executed and delivered to the Bridge Collateral Agent an assignment of proceeds of its business interruption insurance policies (if any).

(ii) Maintain, at its expense, such public liability and third party property damage insurance with companies that regularly insure Persons engaged in businesses similar to that of such Person, such coverage and the premiums payable in respect thereof to be acceptable in scope and amount to the Bridge Collateral Agent. Original (or certified) copies of such policies have been or shall be, no later than ten (10) Business Days after the date hereof, delivered to the Buyers, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing the Bridge Collateral Agent as an additional insured thereunder and providing that the insurance company shall give the Bridge Collateral Agent at least thirty (30) days written notice before any such policy shall be altered or canceled.

(iii) If the Company or any of the Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, the Buyers, without waiving or releasing any obligation or default by the Company hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as the Buyers deems advisable. Such insurance, if obtained by the Buyers, may, but need not, protect the interests of the Company and the Subsidiaries or pay any claim made by or against the Company and the Subsidiaries with respect to the Collateral. Such insurance may be more expensive than the cost of insurance the Company and the Subsidiaries may be able to obtain on their own and may be cancelled only upon the Company and the Subsidiaries’ providing evidence that they have obtained the insurance as required above. All sums disbursed by the Buyers in connection with any such actions, including court costs, expenses, other charges relating thereto and reasonable attorneys’ fees, shall constitute Indebtedness under the Bridge

Notes, shall be payable on demand by the Company to the Buyers and, until paid, shall bear interest at the highest rate then applicable to principal under the Bridge Notes.

o. Collateral. During the Security Period, the Company shall, and shall cause the Subsidiaries to, maintain the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment (as defined in the Bridge Security Agreement) and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained, subject to normal wear and tear after the date hereof.

p. Taxes. During the Security Period, the Company shall, and the Company shall cause each of the Subsidiaries to, file all required tax returns and pay all of its taxes (including taxes imposed by federal, state or municipal agencies) when due, subject to any extensions granted by the applicable taxing authority, and shall cause any Liens for taxes to be promptly released; provided, however, that a Person shall have the right to contest the payment of any such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on such Person’s financial statements; (ii) the contesting of any such payment does not give rise to a Lien for taxes, other than Permitted Liens set forth in clause (ii) of the definition thereof set forth in Section 5(t); (iii) such Person keeps on deposit with the Bridge Collateral Agent (such deposit to be held without interest) an amount of money which, in the sole judgment of the Bridge Collateral Agent, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if such Person fails to prosecute such contest with reasonable diligence, the Bridge Collateral Agent may apply the money so deposited in payment of such taxes. If the Company or a Subsidiary fails to pay any such taxes (other than taxes not yet due, subject to an extension or subject to a contest) and in the absence of any such contest by such Person, the Buyers may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any Lien therefor, and any sums so advanced by the Buyers shall constitute Indebtedness under the Bridge Notes, shall be payable by the Company to the Buyers on demand, and, until paid, shall bear interest at the highest rate then applicable to principal under the Bridge Notes.

q. Intellectual Property. During the Reporting Period, the Company shall, and shall cause each of the Subsidiaries to, maintain adequate licenses, patents, patent applications, copyrights, service marks and trademarks to continue its business as presently proposed to be conducted by it (including as described to the Buyers prior to the date hereof) or as hereafter conducted by it, unless the failure to maintain any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

r. Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control. As required by federal law and the Buyers’ policies and practices, the Buyers may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services, and, from the date of this Agreement until the end of the Reporting Period, the Company agrees to, and shall cause each of the Subsidiaries to, provide such information.

s. Drilling Title Opinions. During the Security Period, prior to the commencement by the Company or any of the Subsidiaries of any drilling operations, or deepening, sidetracking or other Subsequent Operations (as such term is commonly used in the industry in joint operating agreements) conducted by such entity as the Operator (as such term is commonly used in the industry in joint operating agreements), on any of the Real Property, the Company or such Subsidiary will obtain a customary drilling title opinion with respect to such Real Property. Upon written request to the Company by the Buyers, the Company shall promptly provide the Buyers with a copy of such drilling title opinion, subject to the Buyers’ execution of a confidentiality agreement reasonably acceptable to the Company with respect thereto; provided, however, that any such request shall constitute a waiver, with respect to any material non-public information regarding the Company and the Subsidiaries contained in such drilling title opinion, of the restriction herein on the Company’s disclosure to the Buyers of material non-public information.

t. Security Covenants. During the Security Period, the Company shall, and the Company shall cause each of the Subsidiaries to, at its own respective cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as any Buyer or the Bridge Collateral Agent may from time to time request in order to carry out the intent and purposes of this Agreement, the Bridge Security Documents and the other Transaction Documents and the transactions contemplated hereby and thereby, including all such actions to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Bridge Collateral Agent for the benefit of the Buyers on the Collateral (including Collateral acquired after the date hereof), including on any and all assets of the Company and each of the Subsidiaries, whether now owned or hereafter acquired. For purposes hereof, “Permitted Lien” means: (i) Liens created by the Bridge Security Documents; (ii) Liens for taxes or other governmental charges not at the time due and payable, or which are being contested in good faith by appropriate proceedings diligently prosecuted, so long as foreclosure, distraint, sale or other similar proceedings have not been initiated, and in each case for which the Company and the Subsidiaries maintain adequate reserves in accordance with GAAP in respect of such taxes and charges; (iii) Liens arising in the ordinary course of business in favor of carriers, warehousemen, mechanics and materialmen, or other similar Liens imposed by law, which remain payable without penalty or which are being contested in good faith by appropriate proceedings diligently prosecuted, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto, and in each case for which adequate reserves in accordance with GAAP are being maintained; (iv) Liens arising in the ordinary course of business in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA); (v) attachments, appeal bonds (and cash collateral securing such bonds), judgments and other similar Liens, for sums not exceeding $250,000 in the aggregate for the Company and the Subsidiaries, arising in connection with court proceedings, provided that the execution or other enforcement of such Liens is effectively stayed; (vi) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens arising in the ordinary course of business and not materially detracting from the value of the property subject thereto and not interfering in any material respect with the ordinary conduct of the business of the Company or any of the Subsidiaries; (vii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the U.S. Federal Reserve System and that no such deposit account is intended by the Company or any of the Subsidiaries to provide collateral to the depository institution; (viii) Liens securing Capital Lease Obligations permitted under Section 6(f)(ii), provided that such Liens attach only to the fixed assets financed by such Capital Lease Obligations and that such Liens attach concurrently with, or within ninety (90) days, after the acquisition thereof; (ix) Liens granted in favor of the “secured party” for the benefit of the Existing Senior Buyers pursuant to the Existing Senior Purchase Agreement and the transactions related thereto; (x) the Diversity Security Interest (but only for so long as the Diversity Note remains outstanding); and (xi) Liens consisting of cash collateral securing the Company’s and the Subsidiaries’ reimbursement obligations, under letters of credit permitted under Section 6(f)(vii), provided that the aggregate amount of cash collateral securing such Indebtedness does not exceed the undrawn face amount outstanding at any one time.

(i) Without limiting the generality of the foregoing, in the event that the Company or any of the Subsidiaries shall, at any time during the Security Period, acquire or form any new Subsidiary, the Company shall, or shall cause the respective Subsidiary to cause such new Subsidiary, upon such acquisition or concurrently with such formation, as applicable, (A) to execute, and thereafter perform its obligations under, the Bridge Security Agreement and the Bridge Guaranty and to take such other action (including authorizing the filing of such UCC financing statements and delivering certificates in respect of the equity securities of such Subsidiary), as shall be necessary or appropriate to establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of the Bridge Collateral Agent for the benefit of the Bridge Collateral Agent and the Buyers on all assets, both real and personal, in which such new Subsidiary has or may thereafter acquire any interest, (B) to execute such other Bridge Security Documents, in form and content acceptable to the Bridge Collateral Agent, as may be required or requested by the Bridge Collateral Agent in connection with the actions contemplated by the preceding clause (A), and (C) to deliver such proof of corporate (or comparable) action, incumbency of officers, opinions of counsel and other documents as the Bridge Collateral Agent shall have reasonably required or requested.

(ii) During the Security Period, (A) the Company shall, and the Company shall cause each of the Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of the Subsidiaries is a wholly-owned Subsidiary, and that the Bridge Collateral Agent shall have, for the benefit of the Bridge Collateral Agent and the Buyers, a first priority Lien on all Capital Stock or other equity securities of each of the Subsidiaries concurrently with acquisition or formation of such Subsidiary; and (B) the Company shall, or shall cause each of the Subsidiaries to deliver promptly to the Bridge Collateral Agent, to the extent required by the applicable Bridge Security Documents, the certificates evidencing such securities, accompanied by undated powers executed in blank and to take such other action as the Bridge Collateral Agent shall request to perfect the security interest created therein pursuant to such Bridge Security Documents.

(iii) Concurrently with the acquisition by the Company or any of the Subsidiaries, at any time during the Security Period, of any real estate or real property leasehold interests, the Company shall deliver or cause to be delivered to the Bridge Collateral Agent, with respect to such real estate, (A) a mortgage or deed of trust, as applicable, in form and substance satisfactory to the Bridge Collateral Agent, executed by the title holder thereof, (B) an ALTA lender’s title insurance policy issued by a title insurer reasonably satisfactory to the Bridge Collateral Agent in form and substance and in amounts reasonably satisfactory to the Bridge Collateral Agent ensuring the Bridge Collateral Agent’s first priority Lien on such real estate, free and clear of all defects, encumbrances and Liens except Permitted Liens; (C) a current ALTA survey, certified to the Bridge Collateral Agent by a licensed surveyor, in form and substance satisfactory to the Bridge Collateral Agent, (D) a certificate, in form and substance acceptable to the Bridge Collateral Agent, to the Bridge Collateral Agent from a national certification agency acceptable to the Bridge Collateral Agent, certifying that such real estate is not located in a special flood hazard area, and (E) in the case of real estate that consists of a leasehold estate, such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may be requested by the Bridge Collateral Agent, all of which shall be in form and substance satisfactory to the Bridge Collateral Agent. Notwithstanding any interpretation or construction of this Section 5(t)(iii) to the contrary, clauses (B) and (C) hereof shall not apply to the acquisition of any oil and gas leases or other oil and gas rights and interests associated with the exploration and production of oil, gas and other minerals under oil, gas and mineral leases or similar agreements granting such rights and interests.

(iv) During the Security Period, the Company shall, and shall cause each of the Subsidiaries to, (A) refrain from engaging to any extent in any business other than the ownership and operation of oil, gas and other hydrocarbon drilling, exploration and development rights, concessions, working interests and participation interests and hydrocarbon transportation facilities and businesses reasonably related thereto or in furtherance thereof, and (B) preserve, renew and keep in full force and effect their respective material rights, privileges and franchises necessary or desirable in the normal conduct of their business.

u. Public Information.

(i) With a view to making available to the holders of the Securities the benefits of Rule 144, the Company agrees to, during the Reporting Period, (A) make and keep public information available, as those terms are understood and defined in Rule 144; (B) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (C) furnish to each holder of Securities so long as such holder of Securities owns Securities, promptly upon request, (1) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the 1934 Act, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company if such reports are not publicly available via EDGAR, and (3) such other information as may be reasonably requested to permit the holders of Securities to sell such Securities pursuant to Rule 144 without registration.

(ii) If the Company at any time, during the period commencing on October 24, 2008 (which is the date that is six (6) months after the original issue date of the earliest issued Existing Marquis Demand Note) and ending on the first date on which (A) no shares of Common Stock may be issued pursuant to an Override Exchange or the exercise by any Buyer of the Investor Share Option and (B) all shares of Common Stock that have been issued pursuant to the Override Exchange and the Investor Share Option may be sold by the holders thereof pursuant to Rule 144 without limitation and without compliance with the current public information requirement thereof, fails to timely file with the SEC an annual report on Form 10-K or a quarterly report on Form 10-Q (i.e., fails to file any such report on or before the applicable filing deadline therefor, without giving effect to any extensions of time that may be permitted by Rule 12b-25 under the 1934 Act (or successor thereto)), or on any day hereafter sales of all of the Securities cannot be made as a result of a breach or violation of this Section 5(u), then, as partial relief for the damages to any holder of Securities by reason of any reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available hereunder, at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2%) of the Aggregate Market Value of the Demand Note Exchange Shares, the Override Exchange Shares and the Option Shares held by such holder with respect to each thirty (30) day period occurring on and after such failure, breach or violation and prior to the date that the applicable annual or quarterly report is filed with the SEC or the breach or violation is cured, as applicable (in each case, pro rated for periods totaling less than thirty (30) days). The payments to which a holder shall be entitled pursuant to this Section 5(u) are referred to herein as “Filing Delay Payments.” Filing Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Filing Delay Payments are incurred and (II) the third (3rd) Business Day after the failure, breach or violation giving rise to the Filing Delay Payments is cured. Notwithstanding the foregoing, no Filing Delay Payments shall accrue with respect to any period after the later of (A) the one-year anniversary of the date hereof, and (B) the first date after the Override Exchange Date (or, if the Company fails to deliver an Override Exchange Notice by the two-year anniversary of the Closing Date, the first date after such two-year anniversary) as of which the holders of Securities may sell all of the Securities pursuant to Rule 144 without the requirement for compliance with Rule 144(c) (or successor thereto). In the event the Company fails to make Filing Delay Payments in a timely manner, such Filing Delay Payments shall bear interest, in each case until paid in full, at the rate of one and one-half percent (1.5%) per month, prorated for partial months. For purposes hereof, (i) “Market Value” of any of the Demand Note Exchange Shares, the Override Exchange Shares or the Option Shares means the arithmetic average of the Weighted Average Price of the Common Stock on the Principal Market on each of the five (5) trading days immediately preceding the date of original issuance of such Demand Note Exchange Share, Override Exchange Share, or Option Share on the Closing Date, pursuant to the Override Exchange or the Investor Share Option, as applicable; and (ii) “Aggregate Market Value” of the Demand Note Exchange Shares, the Override Exchange Shares and the Option Shares held by any holder thereof means the sum of the respective Market Values of all of the Demand Note Exchange Shares, the Override Exchange Shares and the Option Shares held by such holder.

v. Stop Orders. The Company will advise each of the Buyers, within one Business Day after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

w. Market Regulations. The Company shall notify the SEC, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable Law for the legal and valid issuance of the Securities to the Buyers and promptly provide copies thereof to the Buyers.

6. NEGATIVE COVENANTS.

a. Prohibition Against Variable Priced Securities. From the date of this Agreement until the end of the Reporting Period, the Company shall not in any manner issue or sell any Options (as defined below) or Convertible Securities (as defined below) that are convertible into or exchangeable or exercisable for shares of Common Stock at a price that varies or may vary with the market price of the Common Stock, including by way of one or more resets to a fixed price or increases in the number of shares of Common Stock issued or issuable, or at a price that upon the passage of time or the occurrence of certain events automatically is reduced or is adjusted or at the option of any Person may be reduced or adjusted, whether or not based on a formulation of the then current market price of the Common Stock. For purposes of this Agreement, “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock and “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

b. Status. From the date of this Agreement until the end of the Reporting Period, the Company shall not, nor will it permit any of the Subsidiaries to, become a USRPHC; and upon any Buyer’s request, the Company shall inform the Buyers whether any of the Securities then held by any Buyer constitute a U.S. real property interest pursuant to Treasury Regulation Section 1.897-2(h) without regard to Treasury Regulation Section 1.897-2(h)(3).

c. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive it from paying all or any portion of any principal of, or interest or premium on, any of the Bridge Notes as contemplated herein or therein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of any of the Transaction Documents; and the Company (to the extent it may lawfully do so), on behalf of itself and the Subsidiaries, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Buyers, but will suffer and permit the execution of every such power as though no such law has been enacted. Notwithstanding the foregoing, the obligations of the Company hereunder shall be subject to the limitation that payments of Interest (as defined in the Bridge Notes) on any Bridge Note shall not be required, for any period for which Interest is computed thereon, to the extent (but only to the extent) that contracting for or receiving such payment by the Buyer holding such Bridge Note would be contrary to the provisions of any law applicable to such Buyer, and in such event the Company shall pay such Buyer Interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of Interest payable under such Bridge Note is less than the Maximum Lawful Rate, Company shall continue to pay Interest thereon at the Maximum Lawful Rate until such time as the total Interest received by such Buyer is equal to the total Interest that would have been received by such Buyer had the Interest payable on such Bridge Note been (but for the operation of this paragraph) the Interest rate payable since the date hereof as otherwise provided in such Bridge Note.

d. Payment Restrictions Affecting Subsidiaries. During the Security Period, (i) the Company shall not, nor will it permit any of the Subsidiaries to, enter into or assume any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation, except to the extent any such agreement provides for Permitted Liens; and (ii) except as provided herein, the Company shall not, and shall not cause or permit the Subsidiaries to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any such Subsidiary to: (A) pay dividends or make any other distribution on any of such Person’s Capital Stock owned by the Company or any other Subsidiary; (B) pay any Indebtedness owed to the Company or any other Subsidiary; (C) make loans or advances to the Company or any other Subsidiary; or (D) transfer any of its property or assets to the Company or any other Subsidiary.

e. Prepayments. Except for the intercompany indebtedness among the Company and the Subsidiaries permitted by Section 6(f), from the date of this Agreement until the end of the Reporting Period, the Company shall not, nor will the Company permit any of the Subsidiaries to, prepay any Indebtedness that is in parity with or subordinate to the Bridge Notes by structure or contract.

f. Indebtedness. From the date of this Agreement until the end of the Reporting Period, the Company shall not, and the Company shall cause each of the Subsidiaries not to, create, incur, assume, extend the term of, become obligated on or suffer to exist (directly or indirectly), any Indebtedness other than Indebtedness under the Bridge Notes issued pursuant to this Agreement and under the Existing Senior Notes issued pursuant to the Existing Senior Purchase Agreement, except that the Company and the Subsidiaries may, (i) incur non-convertible Indebtedness for borrowed money, and only to the extent, that (A) a subordination agreement in favor of and in form and substance satisfactory to the Buyers in its sole and absolute discretion is executed and delivered to the Buyers with respect thereto (which subordination agreement shall prohibit payments in respect of such subordinated Indebtedness for so long as any Bridge Notes are outstanding), (B) the terms of such subordinated Indebtedness does not require or permit payment of principal thereon until at least ninety (90) days after the Maturity Date of any outstanding Bridge Notes, and (C) such subordinated Indebtedness is not secured by any of the assets of the Company or any of the Subsidiaries; (ii) incur purchase money Indebtedness or Capital Lease Obligations in an aggregate amount not to exceed $250,000 outstanding at any time; (iii) incur unsecured intercompany Indebtedness amongst the Company and one or more of its wholly-owned domestic Subsidiaries that is a party to, and in compliance with, the Bridge Security Agreement and the Bridge Guaranty, to the extent such Indebtedness is evidenced by a promissory note that has been pledged to the Bridge Collateral Agent; (iv) incur Indebtedness of the Company and the Subsidiaries for taxes, assessments, municipal or governmental charges not yet due; (v) incur obligations of the Company and the Subsidiaries resulting from endorsements for collection or deposit in the ordinary course of business; (vi) suffer to exist the Diversity Note (and the obligations thereunder), the Leexus Additional Consideration Obligation and the Leexus Settlement Obligation, in each case as in effect on the date of its original issuance or incurrence, without waiver, amendment, supplement, restatement or other modification thereof after such date, and (vii) incur reimbursement obligations in respect of letters of credit issued for the account of the Company or any of the Subsidiaries in the ordinary course of their business for the purpose of securing performance obligations of the Company or any other of the Subsidiaries or for the purpose of satisfying federal, state and/or local legal requirements for owning and operating oil and gas properties, so long as the aggregate face amount of such letters of credit does not exceed $500,000 at any one time (any Indebtedness that the Company or any of the Subsidiaries is expressly permitted to incur pursuant to clauses (i) through (vii) above being referred to herein as “Permitted Indebtedness”).

g. Liens. From the date of this Agreement until the end of the Security Period, the Company shall not, and shall cause each of the Subsidiaries not to, grant or suffer to exist (voluntarily or involuntarily) any Lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens.

h. Corporate Existence. During the Reporting Period, the Company shall maintain its corporate existence and shall not sell all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate), except in the event of a merger or consolidation or sale or transfer of all or substantially all of the Company’s assets (including, for the avoidance of any doubt, all or substantially all of the assets of the Subsidiaries in the aggregate) where (i) the surviving or successor entity in such transaction (A) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (B) is a publicly traded corporation whose common stock is listed on a national securities exchange, (ii) immediately before and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, and (iii)

immediately before and immediately after giving effect to such transaction, there shall not be a Financial Covenant Failure, and if such transaction had occurred as of the last day of the period covered by the most recently filed Periodic Report, there would not have been a Financial Covenant Failure. From the date of this Agreement until the first date following the Closing Date on which no Bridge Notes are outstanding, the Company shall, and shall cause each of the Subsidiaries to, refrain from violating, breaching or defaulting under in any respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of any Lease to which the Company or any of its Subsidiaries is a party, except to the extent such violation, breach or default, action or inaction would not and would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

i. Restriction on Loans; Investments; Subsidiary Equity. During the Security Period, the Company shall not, and shall not permit any of the Subsidiaries to, (i) except for Permitted Investments (as defined herein) in which the holders of the Bridge Notes have a valid, perfected first priority security interest, make any loans to, or investments in, any other person or entity, including through lending money, deferring the purchase price of property or services (other than trade accounts receivable on terms of ninety (90) days or less), purchasing any note, bond, debenture or similar instrument, entering into any letter of credit, guaranteeing (or taking any action that has the effect of guaranteeing) any obligations of any other person or entity, or acquiring any equity securities of, or other ownership interest in, or making any capital contribution to any other entity, other than unsecured intercompany indebtedness permitted by Section 6(f) (and not otherwise prohibited hereunder) and capital contributions to Subsidiaries incident to the formation and capitalization of such Subsidiaries in accordance with this Agreement and limited to de minimis amounts necessary to form and capitalize such Subsidiaries, (ii) invest in, participate in, lease, purchase, obtain or otherwise acquire any real property, facilities, or oil, gas or other mineral drilling, exploration or development rights, concessions, working interests or participation interests in which the Buyers are not granted a valid, perfected first priority security interest, or (iii) issue, transfer or pledge any Capital Stock or equity interest in any Subsidiary to any Person other than the Company. “Permitted Investments” means any investment in (A) direct obligations of the United States or obligations guaranteed by the United States, in each case which mature and become payable within ninety (90) days of the investment by the Company or any Subsidiary, (B) commercial paper rated at least A-1 by Standard & Poor’s Ratings Service and P-1 by Moody’s Investors Services, Inc., (C) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $250,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (B) above, in each case which mature and become payable within ninety (90) days of the investment by the Company or any Subsidiary, (D) repurchase agreements with respect to securities described in clause (A) above entered into with an office of a bank or trust company meeting the criteria specified in clause (C) above, provided in each case that such investment matures and becomes payable within ninety (90) days of the investment by the Company or any Subsidiary, or (E) any money market or mutual fund which invests only in the foregoing types of investments and the liquidity of which is satisfactory to the Bridge Collateral Agent.

j. Equipment. During the Security Period, the Company shall not, and shall cause each of the Subsidiaries not to, (i) permit any Equipment to become a fixture to Real Property unless such Real Property is owned or leased by such Person and is subject to a mortgage in favor of the Bridge Collateral Agent, for the benefit of the Buyers, and if such Real Property is leased, is subject to a landlord’s agreement in favor of the Buyers on terms acceptable to the Bridge Collateral Agent, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority perfected Lien in favor of the Bridge Collateral Agent, for the benefit of the Buyers and any other holders of the Bridge Notes.

k. Affiliate Transactions. During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, enter into, amend, modify or supplement any transaction, contract, agreement, instrument, commitment, understanding or other arrangement with any Related Party, except for transactions with either of the Buyers or the Bridge Collateral Agent or any of their respective Affiliates and intercompany transactions between or among the Company and its wholly-owned Subsidiaries, in each case as permitted (and not otherwise prohibited) hereunder, and customary employment arrangements and benefit programs, on reasonable terms, that are not otherwise prohibited by this Agreement.

l. Settling of Accounts. From the date of this Agreement until the end of the Security Period, the Company shall not, and shall cause each of the Subsidiaries not to, sell, discount, settle or adjust any Account (as defined in the Bridge Security Agreement); provided that after the date hereof, so long as no Event of Default shall have occurred and be continuing, the Company and the Subsidiaries may (i) discount or settle past due Accounts on an arm’s length basis in the ordinary course of business, and (ii) provide early payment discounts in respect of Accounts in the ordinary course of business, consistent with past practice.

m. Limitation on Sale and Leaseback Transactions. During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, directly or indirectly, enter into any arrangement with any Person whereby in a substantially contemporaneous transaction the Company or any of the Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

n. Investment Company; Public Utility. During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, become an “investment company,” a company controlled by an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940; nor shall the Company become, or permit any of the Subsidiaries to become, subject to regulation as (i) a “public utility,” (ii) “public utility company,” (iii) a “holding company” of a “public utility”

or a “public utility company,” (iv) a “subsidiary company” of a such a “holding company,” or (v) an affiliate of a such a “holding company” or such a “subsidiary company,” in each case as such terms or similar terms are used within the meaning of any Law.

o. Real Property Leases. During the Security Period, the Company shall not, and shall cause each of the Subsidiaries not to, amend, modify, violate, breach or default under in any respect, or take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of, or would result in a reversion of rights to a Person under, any Real Property Leases, except easements, rights of way, access agreements, surface damage agreements, surface use agreements or similar agreements that pertain to Real Property that is contained wholly within the boundaries of any owned or leased Real Property to which the Company or any of the Subsidiaries is a party, except to the extent such amendment, modification, violation, breach or default, action or inaction could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

p. Restriction on Purchases or Payments. During the Security Period, the Company shall not, and the Company shall cause each of the Subsidiaries not to, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any Capital Stock or split, combine or reclassify any Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, any Capital Stock; provided, however, that any Subsidiary may declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its Capital Stock that is held solely by the Company or by a domestic Subsidiary, provided that all of the equity of such domestic Subsidiary is directly or indirectly owned by the Company, such domestic Subsidiary is controlled by the Company and such domestic Subsidiary is a party to, and in compliance with, the Bridge Guaranty and the Bridge Security Agreement, or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any shares of the Common Stock or the Capital Stock of any of the Subsidiaries.

q. No Avoidance of Obligations. During the Reporting Period, the Company shall not, and shall cause each of the Subsidiaries not to, enter into any agreement which would limit or restrict the Company’s or any of the Subsidiaries’ ability to perform under, or take any other voluntary action to avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it under, this Agreement, the Bridge Notes or the other Transaction Documents.

r. No Integrated Offering. Neither the Company nor any of the Subsidiaries, nor any Affiliates of the foregoing or any Person acting on the behalf of any of the foregoing, shall, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under any circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act, the rules and regulations of the Principal Market or any regulatory or self-regulatory authority.

s. Regulation M. Neither the Company, nor the Subsidiaries nor any Affiliates of the foregoing shall take any action prohibited by Regulation M under the 1934 Act, in connection with the offer, sale and delivery of the Securities contemplated hereby.

t. Financial Covenant.

(i) The Company shall not allow the Daily Barrel Average to be less than Two Hundred Twenty-Five (225) barrels of oil and/or its equivalent in natural gas (including barrels of oil and barrels of oil equivalents from gas produced into a sales pipeline at a ratio of one (1) barrel of oil for each six thousand (6,000) cubic feet (“MCF”) of gas (collectively, “BOEs”)) in the calendar quarter ending September 30, 2008, or be less than Two Hundred Fifty (250) BOEs in the calendar quarter ending December 31, 2008, or be less than Three Hundred Fifty (350) BOEs in the calendar quarter ending March 31, 2009, or be less than Four Hundred (400) BOEs in the calendar quarter ending June 30, 2009 or be less than Five Hundred (500) BOEs in the calendar quarter ending September 30, 2009 (the failure of the Daily Barrel Average to be at least the applicable minimum (as set forth in this sentence) in any such calendar quarter being referred to as a “Financial Covenant Failure”). For purposes of this Agreement, the “Daily Barrel Average” means, for any calendar quarter, the arithmetic average of the aggregate BOEs produced by all of the Real Property of the Company and the Subsidiaries that are, directly or indirectly, wholly owned by the Company (the “Covered Properties”), net to the Working Interests (as defined in the Conveyances of Limited Overriding Royalty Interests) owned by the Company and such Subsidiaries in such Real Property, on each of the days in such calendar quarter; provided, however, that there shall be excluded, in making any such computation, such portion of the BOEs produced by the Covered Properties that are not Current Override Properties in excess of the portion that would result in such production constituting 50% of the aggregate BOEs produced by the Covered Properties.

(ii) On the second Business Day following each date that the Company files or is required to file a Periodic Report (which in each case shall disclose the Company’s Daily Barrel Average for the calendar quarter covered by such Periodic Report (or, in the case of an Annual Report on Form 10-K, for the fourth calendar quarter of the year covered by such Annual Report), details of the calculations and components thereof and any Financial Covenant Failure with respect to any such month), the Company shall deliver to each Buyer, by facsimile or overnight courier, a certificate executed by its principal financial officer (an “Officer’s Certificate”) certifying as to the accuracy of the Periodic Report and of each of the Daily Barrel Averages disclosed therein. Notwithstanding anything contained herein to the contrary, no Officer’s Certificate delivered by the Company to any Buyer shall contain any material non-public information regarding the Company or any of the Subsidiaries.

(iii) In the case of a bona fide dispute as to the determination of the Daily Barrel Average for any calendar quarter, the Company shall transmit an explanation of the disputed determinations to the Buyers via facsimile within two (2) Business Days of the occurrence of the dispute. If the Buyers and the Company are unable to agree upon the determination of such Daily Barrel Average for such calendar quarter within two (2) Business Days of such disputed determination being transmitted to the Buyers, then the Company shall promptly (and in any event within two (2) Business Days) submit via facsimile the disputed determination of the Daily Barrel Average to a qualified, independent petroleum engineer, agreed to by the Company and the holders of all of the Notes then outstanding. The Company shall direct the petroleum engineer to perform the determinations or calculations, at the Company’s expense, and notify the Company and the Buyers of the results no later than two (2) Business Days from the time it receives the disputed determinations. Such petroleum engineer’s determination shall be binding upon all parties absent manifest error.

7. TRANSFER AGENT INSTRUCTIONS.

The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or, provided that such transfer agent is a participant in the DTC Fast Automated Securities Transfer Program, credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for any Option Shares issued upon exercise of the Investor Share Option, as provided in the Bridge Notes. The Company warrants that no other instruction other than the foregoing and any legal opinion pursuant to Section 3(g) hereof that may be required by such transfer agent, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 3(g), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or, provided that such transfer agent is a participant in the DTC Fast Automated Securities Transfer Program, credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Option Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 7 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 7, that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

8. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL.

The obligation of the Company to issue and sell the Bridge Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

a. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

b. Such Buyer shall have delivered to the Company the Purchase Price (less the amount withheld pursuant to Section 5(h)(i)) for the Bridge Notes being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

c. The representations and warranties of such Buyer shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Buyer shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

d. No injunction or other court or governmental agency order shall be in effect that prohibits the transactions contemplated by this Agreement to be effected at the Closing.

9. CONDITIONS TO BUYERS’ OBLIGATIONS TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Bridge Notes from the Company at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived only by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

a. The Company shall have executed each of the Transaction Documents, including the Bridge Notes, to which it is a party and delivered the same to such Buyer.

b. The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

c. Such Buyer shall have received the opinion of Thompson & Knight LLP dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit G attached hereto.

d. The Company shall have executed and delivered to such Buyer the Bridge Notes (in such denominations as such Buyer shall request) for the Bridge Notes being purchased by such Buyer at the Closing.

e. The Company shall have executed and delivered to Marquis the Demand Note Exchange Share Certificate for the Demand Note Exchange Shares to be issued to Marquis at the Closing.

f. The Company shall have made all filings under all applicable securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

g. The Company shall have delivered and pledged to the Bridge Collateral Agent any and all Instruments, Negotiable Documents, Chattel Paper (each of the foregoing terms, as defined in the Bridge Security Agreement) and certificated securities (accompanied by stock powers executed in blank), duly endorsed and/or accompanied by such instruments of assignment and transfer executed by the Company in such form and substance as the Bridge Collateral Agent may request.

h. The Company shall have given, executed, delivered, filed and/or recorded any financing statements, notices, instruments, documents, agreements and other papers that may be necessary or desirable (in the reasonable judgment of the Bridge Collateral Agent) to create, preserve, perfect or validate the security interest granted to the Bridge Collateral Agent pursuant to the Bridge Security Agreement and to enable such Buyer to exercise and enforce its rights with respect to such security interest.

i. The Company shall have delivered to such Buyer or the Bridge Collateral Agent such other documents relating to the transactions contemplated by this Agreement as such Buyer or the Bridge Collateral Agent or their respective counsel may reasonably request.

10. INDEMNIFICATION.

a. Company Indemnification Obligation. In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s obligations under the Transaction Documents, the Company (for purposes of this Section 10(a), the “Indemnifying Party”) shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their equity holders, partners, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) (for purposes of this Section 10(a), collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (collectively, for purposes of this Section 10, the “Indemnified Liabilities”), incurred by any Indemnitees as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the

Indemnifying Party in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Indemnifying Party contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitees and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents in accordance with the terms hereof or thereof or any other certificate, instrument or document contemplated hereby or thereby in accordance with the terms thereof (other than a cause of action, suit or claim brought or made against an Indemnitee by such Indemnitee’s owners, investors or Affiliates), or (d) any assets or transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of any of the Securities. To the extent that the foregoing undertaking by the Indemnifying Party may be unenforceable for any reason, such Indemnifying Party shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

b. Indemnification Procedures. Each Indemnitee (as defined under Section 10(a)) shall (i) give prompt written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification or contribution pursuant to this Agreement (provided, however, that the failure of the Indemnitee to promptly deliver such notice shall not relieve the Indemnifying Party of any liability, except to the extent that the Indemnifying Party is prejudiced in its ability to defend such claim) and (ii) permit such Indemnifying Party, as applicable, to assume the defense of such claim with counsel selected by such Indemnifying Party and reasonably satisfactory to the Indemnitee; provided, however, that any Indemnitee entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (A) the Indemnifying Party has agreed in writing to pay such fees and expenses, (B) the Indemnifying Party shall have failed to assume the defense of such claim within five (5) days of delivery of the written notice of the Indemnitee with respect to such claim or failed to employ counsel selected by such Indemnifying Party and reasonably satisfactory to the Indemnitee, or (C) in the reasonable judgment of the Indemnitee, based upon advice of its counsel, a conflict of interest may exist between the Indemnitee and the Indemnifying Party with respect to such claims (in which case, if the Indemnitee notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of the Indemnitee). If the Indemnifying Party assumes the defense of the claim, it shall not be subject to any liability for any settlement or compromise made by the Indemnitee without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). In connection with any settlement negotiated by an Indemnifying Party, no Indemnifying Party shall, and no Indemnitee shall be required by an Indemnifying Party to, (I) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnitee of a release from all liability in respect to such claim or litigation, (II) enter into any settlement that attributes by its terms any liability to the Indemnitee, or (III) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. In addition, without the consent of the Indemnitee, no Indemnifying Party shall consent to entry of any judgment or enter into any settlement which provides for any action on the part of the

Indemnitee other than the payment of money damages which are to be paid in full by the Indemnifying Party. If an Indemnifying Party fails or elects not to assume the defense of a claim pursuant to clause (B) above, or is not entitled to assume or continue the defense of such claim pursuant to clause (C) above, the Indemnifying Party shall have the right without prejudice to its right of indemnification hereunder to, in its discretion exercised in good faith and upon advice of counsel, to contest, defend and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnitee deems fair and reasonable, provided that, at least five (5) days prior to any settlement, written notice of its intention to settle is given to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnitee agrees (at no expense to the Indemnitee) to reasonably cooperate with the Indemnifying Party and its counsel in contesting any claim that the Indemnifying Party elects to contest.

11. [INTENTIONALLY OMITTED]

12. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the New York City, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified mail, return receipt requested, or by deposit with a nationally recognized overnight delivery service, to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties acknowledge that each Buyer has an office in the State of New York, that each Buyer will make payment of the Purchase Price from its bank account located in the State of New York and that any payment to any initial Buyer under the Transaction Documents shall be made to a bank account of such Buyer located in the State of New York. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b. Counterparts. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party, each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements among the Buyers, the Company, and the Subsidiaries and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the other instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor either of the Buyers makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, modified or supplemented other than by an instrument in writing signed by the Company and each of the Buyers. Any such amendment shall bind all holders of the Bridge  Notes. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Bridge Notes then outstanding.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile

(provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

South Texas Oil Company
300 E. Sonterra Blvd.
Suite 1220
San Antonio, Texas 78258
Facsimile: (210) 545-5994
Attention: Michael J. Pawelek,
Chief Executive Officer and President
MikeP@southtexasoil.com

With a copy to:

Corporate Legal Solutions
6 Wheeler’s Point Road
Gloucester, MA 01930-1691
Facsimile: 978-283-4692
Attention: Roy D. Toulan, Jr., Esq.
rdtoulan@CorpLegalSolutions.net

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or, in the case of a Buyer or any other party named above, at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of all of the Bridge Notes then outstanding, except pursuant to a merger permitted pursuant to Section 6(h). Each Buyer may assign some or all of its rights hereunder without the consent of the Company; provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee (as evidenced in writing) and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary contained in the Transaction Documents, each Buyer shall be entitled to pledge the Securities in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and, to the extent provided in Section 10 hereof, each Indemnitee, but is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

i. Survival. The representations and warranties of the Company and each Buyer contained in Sections 3 and 4, respectively, the agreements and covenants set forth in Sections 5, 6 and 12, and the indemnification and contribution provisions set forth in Section 10, shall survive the consummation of the transactions contemplated hereby. The Company acknowledges and agrees that the provisions of Section 21 of each Bridge Note shall survive the redemption, repayment or surrender of each such Bridge Note.

j. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. Termination. Notwithstanding anything to the contrary contained herein, in the event that the Closing shall not have occurred with respect to a Buyer on or before the third (3rd) Business Day following the date of this Agreement due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 8 and 9 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party with respect thereto (and without affecting any other rights or obligations under this Agreement); provided, however, that if this Agreement is terminated pursuant to this Section 12(k), the Company shall be obligated to pay such Buyer (so long as such Buyer is not a breaching party) its transaction fees and reimbursement amounts as set forth in Section 5(h) as if such Buyer had purchased the principal amount of Bridge Notes set forth opposite its name on the Schedule of Buyers.

l. Placement Agent. The Company represents and warrants to each Buyer that it has not engaged any placement agent, broker or financial advisor in connection with the issuance and sale of the

Bridge Notes. The Company shall be responsible for the payment of any fees or commissions of any placement agent or broker relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including attorneys’ fees and out-of-pocket expenses) arising in connection with any claim for any such payment.

m. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

n. Waiver of Subrogation. The Company expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which the Company may now or hereafter have against any Person directly or contingently liable for the Obligations hereunder, or against or with respect to the Company’s property (including, without limitation, any property which is collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

o. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies that such Buyer and holders have been granted at any time under any other agreement or contract and all of the rights that such Buyer and holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law; provided, however that none of the Bridge Collateral Agent, the Buyers and any other holders of the Bridge Notes shall be liable to the Company or any of the Subsidiaries for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

p. Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever such Buyer exercises a right, election, demand or option under a Transaction Document and the Company or any of the Subsidiaries does not timely perform its related obligations within the periods therein provided, then the Buyers may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

q. Payment Set Aside. To the extent that the Company or any of the Subsidiaries makes a payment or payments to the Buyers pursuant to this Agreement, the Bridge Notes, the Bridge Guaranty or any other Transaction Document or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any of the Subsidiaries, by a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then, to the extent of any such restoration, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

r. Independent Nature of the Buyers. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder. The decision of each Buyer to acquire the Securities pursuant to this Agreement has been made by such Buyer independently of any other Buyer and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of the Subsidiaries which may have been made or given by any other Buyer or by any agent or employee of any other Buyer, and no Buyer or any of its agents or employees shall have any liability to any other Buyer (or any other Person or entity) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Buyer shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, the Bridge Notes and the other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

s. Interpretative Matters. Unless the context otherwise requires, (a) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (c) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

* * * * * *

IN WITNESS WHEREOF, the Company and the Buyers have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

SOUTH TEXAS OIL COMPANY,
a Nevada corporation

By:  /s/ Michael J. Pawelek

Name: Michael J. Pawelek
Title:  Chief Executive Officer and President

BUYERS:

LONGVIEW MARQUIS MASTER FUND, L.P.,
a British Virgin Islands limited partnership

By: Viking Asset Management, LLC
Its: Investment Advisor

By:  /s/ S. Michael Rudolph

Name: S. Michael Rudolph
Title: Chief Financial Officer

Signature Page to Securities Purchase Agreement

Buyer’s Name	Buyer’s Address and Facsimile Number	Principal Amount of Bridge Notes	Allocation Percentage	Buyer’s Legal Representative’s Address and Facsimile Number

Longview Marquis Master Fund, L.P.	℅Viking Asset Management, LLC 600 Montgomery Street, 44th Floor, San Francisco, CA 94111 Attention: S. Michael Rudolph Facsimile: (415) 981-5301 Residence: British Virgin Islands and c/o Viking Asset Management, LLC 10 Glenville Street, 3rd Floor Greenwich, CT 06831 Attention: Robert J. Brantman Facsimile: (646) 840-4958	$7,000,000	100%	Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, Illinois 60661-3693 Attention: Mark D. Wood, Esq. Facsimile: (312) 902-1061

SCHEDULES

Schedule 4(a)	Subsidiaries
Schedule 4(d)	Additional Issuances
Schedule 4(h)	Litigation
Schedule 4(i)	Reporting Company
Schedule 4(o)	Capitalization
Schedule 4(u)	Tax Status
Schedule 4(v)	Outstanding Indebtedness; Lien
Schedule 4(z)	Real Property
Schedule 4(bb)	Transactions with Affiliates

EXHIBITS

Exhibit A	Form of Bridge Note
Exhibit B	Form of Bridge Security Agreement
Exhibit C	Form of Bridge Mortgage
Exhibit D	Form of Bridge Account Control Agreements
Exhibit E	Form of Bridge Guaranty
Exhibit F	Form of Bridge Pledge Agreement
Exhibit G	Form of Legal Opinion
Exhibit H	Form of Conveyances of Limited Overriding Royalty Interests
Exhibit I	Form of Intercreditor Agreement

TABLE OF CONTENTS

Page

1.	PURCHASE AND SALE OF BRIDGE NOTES; EXCHANGE OF EXISTING MARQUIS DEMAND NOTES.		4
	a.	Purchase of Bridge Notes	4
	b.	Exchange of Existing Marquis Demand Notes	4
	c.	The Closing Date	4
	d.	Form of Payment	4

2.	CONVEYANCES OF LIMITED OVERRIDING ROYALTY INTERESTS.		5
	a.	Conveyances of Limited Overriding Royalty Interests	5
	b.	ORRI Payment	5
	c.	Exchange Right	5
	d.	Conditions to Override Exchange	6
	e.	Transferability of Limited Overriding Royalty Interests	7

3.	BUYERS’ REPRESENTATIONS AND WARRANTIES.		7
	a.	Investment Purpose	7
	b.	Accredited Investor Status	7
	c.	Reliance on Exemptions	7
	d.	Information	8
	e.	No Governmental Review	8
	f.	Transfer or Resale	9
	g.	Legends	9
	h.	Authorization; Enforcement; Validity	10
	i.	Residency and Offices	10

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.		11
	a.	Due Incorporation	11
	b.	Outstanding Stock	11
	c.	Authorization; Enforcement; Validity	11
	d.	Additional Issuances	12
	e.	Consents	12
	f.	No Violation or Conflict	12
	g.	The Securities	14
	h.	Litigation	14
	i.	Reporting Company	14
	j.	Information Concerning Company	14
	k.	Defaults	15
	l.	Listing	15
	m.	No Undisclosed Liabilities	15
	n.	No Undisclosed Events or Circumstances	16
	o.	Capitalization	16
	p.	No Disagreements with Accountants and Lawyers	16
	q.	DTC Status	16
	r.	Investment Company	16

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	s.	No General Solicitation	16
	t.	No Integrated Offering	16
	u.	Tax Status	17
	v.	Outstanding Indebtedness; Liens	17
	w.	Shell Company Status	19
	x.	Environmental Laws	19
	y.	Title to Personal Property	20
	z.	Real Property	20
	aa.	Insurance	21
	bb.	Transactions With Affiliates	21
	cc.	Conveyances of Limited Overriding Royalty Interests	22

5.	AFFIRMATIVE COVENANTS.		22
	a.	Reasonable Best Efforts	22
	b.	Form D and Blue Sky	22
	c.	Reporting Status	22
	d.	Use of Proceeds	22
	e.	Financial Information of the Company	23
	f.	Internal Accounting Controls	23
	g.	Listing	23
	h.	Expenses	24
	i.	Disclosure of Transactions and Other Material Information	24
	j.	Pledge of Securities	25
	k.	Notices	26
	l.	Compliance with Laws and Maintenance of Permits	27
	m.	Inspection and Audits	27
	n.	Insurance	28
	o.	Collateral	29
	p.	Taxes	29
	q.	Intellectual Property	29
	r.	Patriot Act, Investor Secrecy Act and Office of Foreign Assets Control	29
	s.	Drilling Title Opinions	30
	t.	Security Covenants	30
	u.	Public Information	32
	v.	Stop Orders	33
	w.	Market Regulations	34

6.	NEGATIVE COVENANTS.		34
	a.	Prohibition Against Variable Priced Securities	34
	b.	Status	34
	c.	Stay, Extension and Usury Laws	34
	d.	Payment Restrictions Affecting Subsidiaries	35
	e.	Prepayments	35
	f.	Indebtedness	35
	g.	Liens	36
	h.	Corporate Existence	36
	i.	Restriction on Loans; Investments; Subsidiary Equity	37

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	j.	Equipment	38
	k.	Affiliate Transactions	38
	l.	Settling of Accounts	38
	m.	Limitation on Sale and Leaseback Transactions	38
	n.	Investment Company; Public Utility	38
	o.	Real Property Leases	39
	p.	Restriction on Purchases or Payments	39
	q.	No Avoidance of Obligations	39
	r.	No Integrated Offering	39
	s.	Regulation M	40
	t.	Financial Covenant	40

7.	TRANSFER AGENT INSTRUCTIONS.		41

8.	CONDITIONS TO THE OBLIGATIONS OF THE COMPANY TO SELL.		41

9.	CONDITIONS TO BUYERS’ OBLIGATIONS TO PURCHASE.		42

10.	INDEMNIFICATION.		43
	a.	Company Indemnification Obligation	43
	b.	Indemnification Procedures	44

11.	[INTENTIONALLY OMITTED]		45

12.	GOVERNING LAW; MISCELLANEOUS.		45
	a.	Governing Law; Jurisdiction; Jury Trial	45
	b.	Counterparts	45
	c.	Headings	46
	d.	Severability	46
	e.	Entire Agreement; Amendments	46
	f.	Notices	46
	g.	Successors and Assigns	47
	h.	No Third Party Beneficiaries	48
	i.	Survival	48
	j.	Further Assurances	48
	k.	Termination	48
	l.	Placement Agent	48
	m.	No Strict Construction	49
	n.	Waiver of Subrogation	49
	o.	Remedies	49
	p.	Rescission and Withdrawal Right	49
	q.	Payment Set Aside	49
	r.	Independent Nature of the Buyers	50
	s.	Interpretative Matters	50

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